Exhibit 4.3

CERTAIN IDENTIFIED INFORMATION HAS BEEN REDACTED FROM THIS EXHIBIT, BECAUSE IT IS (1) NOT MATERIAL AND (2) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. “[***]” INDICATES THAT INFORMATION HAS BEEN REDACTED.

EXECUTION COPY

CONFIDENTIAL: Subject to Restrictions on Dissemination Set Forth in Section 6 of this Agreement

PARTICIPATION AGREEMENT

Dated as of November 13, 2024

among

WHEELS UP PARTNERS LLC,
Owner,

WHEELS UP CLASS A-1 LOAN TRUST 2024-1,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,
Not in its individual capacity
except as expressly provided herein,
but solely as Mortgagee, Subordination Agent
under the Intercreditor Agreement

Table of Contents

Page

SECTION 1.	DEFINITIONS AND CONSTRUCTION	1

SECTION 2.	SECURED LOANS; CLOSING	2

2.1	Making of Loans and Issuance of Equipment Notes	2
2.2	Closing	2

SECTION 3.	CONDITIONS PRECEDENT	2

3.1	Conditions Precedent to the Effective Date	2
3.2	Conditions Precedent to the Obligations of the Applicable Trustees	4
3.3	Conditions Precedent to Obligations of Mortgagee	7
3.4	Conditions Precedent to Obligations of Owner	7
3.5	Post-Registration Opinion	8

SECTION 4.	REPRESENTATIONS AND WARRANTIES	8

4.1	Owner’s Representations and Warranties	8
4.2	WTNA’s Representations and Warranties	13

SECTION 5.	COVENANTS, UNDERTAKINGS AND AGREEMENTS	18

5.1	Covenants of Owner	18
5.2	Covenants of WTNA	20
5.3	Covenants of Note Holders	20
5.4	Agreements	21

SECTION 6.	CONFIDENTIALITY	24

SECTION 7.	INDEMNIFICATION AND EXPENSES	25

7.1	General Indemnity	25
7.2	Expenses	30
7.3	General Tax Indemnity	30
7.4	Payments	38
7.5	Interest	38
7.6	Benefit of Indemnities	39

SECTION 8.	ASSIGNMENT OR TRANSFER OF INTEREST	39

8.1	Note Holders	39
8.2	Effect of Transfer	39

SECTION 9.	SECTION 1110	39

SECTION 10.	CHANGE OF CITIZENSHIP	40

10.1	Generally	40
10.2	Mortgagee	40

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Table of Contents

(continued)

Page

SECTION 11.	MISCELLANEOUS	40

11.1	Amendments	40
11.2	Severability	40
11.3	Survival	41
11.4	Reproduction of Documents	41
11.5	Counterparts	41
11.6	No Waiver	41
11.7	Notices	41
11.8	GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE	42
11.9	Third-Party Beneficiary	43
11.10	Entire Agreement	43
11.11	Further Assurances	43

SCHEDULES AND EXHIBITS

SCHEDULE 1	—	Accounts; Addresses
SCHEDULE 2	—	Commitments
SCHEDULE 3	—	Permitted Countries
EXHIBIT A	—	Form of Participation Agreement Supplement
EXHIBIT B-1	—	Form of Opinion of special counsel to Owner (Effective Date)
EXHIBIT B-2	—	Form of Opinion of special counsel to Owner (Closing Date)
EXHIBIT C	—	Form of Opinion of special counsel to Mortgagee and to each Applicable Trustee
EXHIBIT D	—	Form of Opinion of special counsel in Oklahoma City, Oklahoma

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PARTICIPATION AGREEMENT

PARTICIPATION AGREEMENT, dated as of November 13, 2024 (this “Agreement”), among (a) WHEELS UP PARTNERS LLC, a Delaware limited liability company (“Owner”), (b) WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as expressly provided herein, but solely as Mortgagee (in its capacity as Mortgagee, “Mortgagee” and in its individual capacity, “WTNA”), (c) Wheels Up Class A-1 Loan Trust 2024-1, a statutory trust formed and existing under the laws of Delaware (the “Class A-1 Trust”), and (d) WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, except as expressly provided herein, but solely as Subordination Agent under the Intercreditor Agreement (“Subordination Agent”).

RECITALS

A.            The Owner wishes to finance from time to time the Aircraft.

B.             Pursuant to the Loan Agreement, the Class A-1 Trust, as borrower, will borrow from the Lenders the Class A-1 Loans from time to time on the terms and subject to the conditions set forth therein.

C.             The Class A-1 Trustee has agreed to use a portion of the proceeds from the Class A-1 Loans or any other Trust Obligations to purchase from the Owner the Equipment Notes bearing the same interest rate as the Class A-1 Loans or such other Trust Obligations, as applicable.

D.             Owner and Mortgagee, concurrently with the execution and delivery hereof, have entered into the Trust Indenture for the benefit of the Note Holders, pursuant to which, among other things, Owner from time to time (1) may issue Equipment Notes, in the amounts and otherwise as provided in the Trust Indenture, and (2) agrees to mortgage, pledge and assign to Mortgagee all of Owner’s right, title and interest in the Collateral pursuant to the terms and conditions of the Trust Indenture to secure the Secured Obligations, including, without limitation, Owner’s obligations under the Equipment Notes.

E.             The parties hereto wish to set forth in this Agreement the terms and conditions upon and subject to which the aforesaid transactions shall be effected.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.         DEFINITIONS AND CONSTRUCTION

Capitalized terms used but not defined herein (including in the initial paragraph and Recitals above) shall have the respective meanings set forth or incorporated by reference, and shall be construed and interpreted in the manner described, in Annex A to the Trust Indenture dated as of November 13, 2024 (the “Trust Indenture”), between the Owner and Wilmington Trust, National Association, as Mortgagee (as defined in the Trust Indenture). As used herein, “Aircraft” means each aircraft specified in a supplement hereto entered into between the parties hereto substantially in the form of Exhibit A (each, a “Participation Agreement Supplement”), and, as to each such aircraft, following the Closing Date therefor, shall mean such “Aircraft” as defined in, and to the extent subject to, the Trust Indenture (but in each case excluding any such Aircraft as to which (a) Section 1(e)(y) of the Note Purchase Agreement applies or (b) all Equipment Notes issued in respect thereof have been redeemed or otherwise repaid in accordance with the terms of the Operative Agreements).

Participation Agreement

SECTION 2.         SECURED LOANS; CLOSING

2.1            Making of Loans and Issuance of Equipment Notes. Subject to the terms and conditions of this Agreement, on the Closing Date for each Aircraft:

(a)            Each Applicable Trustee listed on Schedule 2 shall make a secured loan to the Owner in the amount in Dollars set forth for the applicable Series of Equipment Notes for such Aircraft in the applicable Closing Notice (as defined in the Note Purchase Agreement); and

(b)            The Owner shall issue, pursuant to and in accordance with the provisions of Article II of the Trust Indenture, to the Subordination Agent as the registered holder on behalf of each such Applicable Trustee, one or more Equipment Notes, dated the date of such Closing Date, of the Series set forth opposite such Applicable Trustee’s name on Schedule 2, in an aggregate principal amount equal to the initial face amount of the secured loan made by such Applicable Trustee pursuant to Section 2.1(a) above.

In addition, the Owner shall have the option to issue (and repay and reissue) from time to time Additional Series Equipment Notes, subject to the terms of the Note Purchase Agreement and the Intercreditor Agreement. If Additional Series Equipment Notes are so issued after the Effective Date, the Note Holder of such Equipment Notes shall be entitled to execute a counterpart to this Agreement and become a party hereto.

2.2            Closing.

(a)            Each Closing shall take place at the offices of Milbank LLP, 55 Hudson Yards, New York, New York 10001, United States of America, or at such other place as the parties hereto shall agree.

(b)            All payments pursuant to this Section 2 shall be made in immediately available funds to such accounts set forth in Schedule 1 hereto.

SECTION 3.         CONDITIONS PRECEDENT

3.1            Conditions Precedent to the Effective Date. The effectiveness of this Agreement and the occurrence of the Effective Date is subject to the fulfillment, prior to or on the Effective Date, of the following conditions precedent:

Participation Agreement

3.1.1        Each of the parties hereto shall have received executed counterparts or conformed copies of the following documents:

(i)            this Agreement;

(ii)           the Trust Indenture;

(iii)          the Intercreditor Agreement;

(iv)          the Loan Agreement;

(v)           the Notes Guarantee;

(vi)          the Delta Credit Support Agreement;

(vii)         the Borrower Security Agreement;

(viii)        the Second Lien Subordination Agreement;

(ix)           the FAA Subordination;

(x)            (A) a copy of the Certificate of Formation and LLC Agreement of Owner and the authorizing resolutions of the member of the Owner, in each case certified as of the Effective Date, by an officer of Owner, duly authorizing the execution, delivery and performance by Owner of the Operative Agreements to which it is party required to be executed and delivered by Owner on or prior to the Effective Date in accordance with the provisions hereof and thereof; and (B) an incumbency certificate of Owner as to the person or persons authorized to execute and deliver the Operative Agreements on behalf of Owner;

(xi)           (A) an incumbency certificate of WTNA as to the person or persons authorized to execute and deliver the Operative Agreements, the Loan Agreement and the Borrower Security Agreement on behalf of WTNA and (B) a copy of the Certificate of Incorporation and By-Laws and general authorizing resolution of the board of directors (or executive committee) or other satisfactory evidence of authorization of WTNA, certified as of the Effective Date by the Secretary or Assistant or Attesting Secretary of WTNA, which authorize the execution, delivery and performance by WTNA of the Operative Agreements to which it is a party, the Loan Agreement and the Borrower Security Agreement;

(xii)          an opinion of Vedder Price P.C., special counsel to the Owner and the Guarantors, substantially in the form of Exhibit B-1; and

(xiii)         an opinion of Davis Polk & Wardwell LLP, special counsel to Delta, substantially in the form of Exhibit B-2.

3.1.2        Other Conditions Precedent. Each of the conditions set forth in Section 4.1 of the Loan Agreement shall have been satisfied or waived in accordance with the terms thereof.

Participation Agreement

3.2            Conditions Precedent to the Obligations of the Applicable Trustees. The obligation of each Applicable Trustee listed on Schedule 2 to make the secured loan described in Section 2.1(a) on the Closing Date for any Aircraft and to participate in the transactions contemplated by this Agreement on such Closing Date is subject to the fulfillment, prior to or on such Closing Date, of the following conditions precedent:

3.2.1        Equipment Notes. The Owner shall have tendered the Equipment Notes to be issued to such Applicable Trustee in respect of such Aircraft to the Mortgagee for authentication and the Mortgagee shall have authenticated such Equipment Notes to be issued to such Applicable Trustee and shall have tendered such Equipment Notes to the Subordination Agent on behalf of such Applicable Trustee, against receipt of the loan proceeds, in accordance with Section 2.1.

3.2.2        Delivery of Documents. The Subordination Agent on behalf of each such Applicable Trustee shall have received executed counterparts or conformed copies of the following documents:

(i)            the Participation Agreement Supplement in respect of such Aircraft;

(ii)           the Trust Indenture Supplement in respect of such Aircraft;

(iii)          if applicable, the Maintenance Provider Consent in respect of such Aircraft;

(iv)          the broker’s report and insurance certificates required in respect of such Aircraft by Section 4.06 of the Trust Indenture;

(v)           the Bills of Sale for such Aircraft;

(vi)          for each Closing Date to occur after the Effective Date, a “bring-down” certificate of an officer of Owner, certifying as to due authorization in respect of the Closing Date documents executed and delivered by the Owner and that the constitutional documents and the incumbency and specimen signature of each authorized signatory of Owner, certified as true and correct on the Effective Date (or, if appliable, a prior Closing Date) are true and correct on such Closing Date or to the extent any such documents have been amended since the Effective Date (or such prior Closing Date, as applicable), certifying a copy of such amendment as true and correct on such Closing Date;

(vii)         an Officer’s Certificate of Owner, dated as of such Closing Date, stating that its representations and warranties set forth in this Agreement are true and correct in all material respects as of such Closing Date (or, to the extent that any such representation and warranty expressly relates to an earlier date, true and correct in all material respects as of such earlier date), and in each case, except to the extent qualified by materiality, in which case such representations and warranties shall be true and correct;

Participation Agreement

(viii)        the Financing Statements in respect of such Aircraft;

(ix)           the following opinions of counsel, in each case dated the Closing Date:

(A)           an opinion of Vedder Price P.C., special counsel to the Owner and the Guarantors, substantially in the form of Exhibit B-2;

(B)            an opinion of Morris James LLP, special counsel to Mortgagee and to such Applicable Trustee, substantially in the form of Exhibit C;

(C)            an opinion of McAfee & Taft, special counsel in Oklahoma City, Oklahoma, substantially in the form of Exhibit D; and

(x)            a copy of a current, valid Standard Certificate of Airworthiness for such Aircraft duly issued by the FAA (except as otherwise provided in Section 4.02(d) of the Trust Indenture) together with a copy of a duly executed application for registration (or of a certificate of aircraft registration) of such Aircraft with the FAA in the name of the Owner; and

(xi)           three (3) Appraisals (each from a different Appraiser) for such Aircraft, each dated no earlier than 60 days from such Closing Date (or, in the case of the initial Closing Date, 90 days from such Closing Date).

3.2.3        Perfected Security Interest. On such Closing Date, after giving effect to the filing of the FAA Filed Documents, the filing of the Financing Statements and the registration of the International Interest (or Prospective International Interest) of the Mortgagee in the applicable Airframe and each applicable Engine with the International Registry, Mortgagee shall have received a duly perfected first priority security interest in all of Owner’s right, title and interest in such Aircraft, subject only to Permitted Liens.

3.2.4        Violation of Law. No change shall have occurred after the date of this Agreement in any applicable Law that makes it a violation of Law for (a) Owner, such Applicable Trustee, Subordination Agent or Mortgagee to execute, deliver and perform the Operative Agreements, the Loan Agreement, the Borrower Security Agreement, Participation Agreement Supplements and Indenture Supplements, in each case to which any of them is a party or (b) such Applicable Trustee to make the loan contemplated by Section 2.1, to acquire the applicable Equipment Note or to realize the benefits of the security afforded by the Trust Indenture.

3.2.5        Representations, Warranties and Covenants. The representations the Owner, the Class A-1 Trust, the Guarantors and Delta made, in each case, in this Agreement and in any other Operative Agreement to which it is a party, shall be true and accurate in all material respects as of such Closing Date (unless such representation and warranty shall have been made with reference to a specified date, in which case such representation and warranty shall be true and accurate as of such specified date) and the Owner, the Class A-1 Trust, the Guarantors and Delta shall have performed and observed, in all material respects, all of its covenants, obligations and agreements in this Agreement and in any other Operative Agreement to which it is a party to be observed or performed by it as of such Closing Date.

Participation Agreement

3.2.6        No Event of Default. On such Closing Date, no event shall have occurred and be continuing, or would result from the mortgage of such Aircraft, which constitutes a Default or an Event of Default.

3.2.7        No Event of Loss. No Event of Loss with respect to the applicable Airframe or any applicable Engine shall have occurred and no circumstance, condition, act or event that, with the giving of notice or lapse of time or both, would give rise to or constitute an Event of Loss with respect to such Airframe or such Engine shall have occurred.

3.2.8        Title. Owner shall have good title to such Aircraft, free and clear of all Liens, except Permitted Liens.

3.2.9        Certification. Such Aircraft shall have been duly certificated by the FAA as to type and airworthiness.

3.2.10      Section 1110. Mortgagee shall be entitled to the benefits of Section 1110 (as currently in effect) with respect to the right to take possession of such Airframe and such Engines and to enforce any of its other rights or remedies as provided in the Trust Indenture in the event of a case under Chapter 11 of the Bankruptcy Code in which Owner is a debtor.

3.2.11      Filing. On the Closing Date (a) the FAA Filed Documents in respect of such Aircraft shall have been duly filed for recordation (or shall be in the process of being so duly filed for recordation) with the FAA in accordance with the Act, (b) the International Interest (or Prospective International Interest) of the Mortgagee in the applicable Airframe and applicable Engines granted (or to be granted) under the Trust Indenture Supplement for such Aircraft shall have been registered with the International Registry and there shall exist no registered International Interest with respect to such Airframe or either such Engine on the International Registry with a priority over the International Interest of the Mortgagee therein, (c) each Financing Statement for such Aircraft shall have been duly filed (or shall be in the process of being so duly filed) in the appropriate jurisdiction and (d) the Subordination Agent, on behalf of such Applicable Trustee, shall have received a printout of the “priority search certificate” from the International Registry relating to such Airframe and each such Engine showing no International Interest with a priority over the International Interest of the Mortgagee therein.

3.2.12      No Proceedings. No action or proceeding shall have been instituted, nor shall any action be threatened in writing, before any Government Entity, nor shall any order, judgment or decree have been issued or proposed to be issued by any Government Entity, to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement, any other Operative Agreement, the Loan Agreement, the Borrower Security Agreement or the transactions contemplated hereby or thereby.

3.2.13      Governmental Action. All appropriate action required to have been taken prior to such Closing Date by the FAA, or any governmental or political agency, subdivision or instrumentality of the United States, in connection with the transactions contemplated by this Agreement shall have been taken, and all orders, permits, waivers, authorizations, exemptions and approvals of such entities required to be in effect on such Closing Date in connection with the transactions contemplated by this Agreement shall have been issued.

Participation Agreement

3.2.14      Note Purchase Agreement. The conditions precedent to the obligations of such Applicable Trustee and the other requirements relating to such Aircraft and such Equipment Notes set forth in the Note Purchase Agreement shall have been satisfied.

3.2.15      Other Conditions Precedent. Each of the conditions set forth in (i) Section 4.2 of the Loan Agreement and (ii) Section 2 of the Note Purchase Agreement shall have been satisfied or waived in accordance with the terms thereof.

3.2.16      Liquidity Reserve. The Owner shall have either (a) funded the Liquidity Reserve Account and/or (ii) delivered to the Loan Trustee one or more Liquidity Reserve Letters of Credit in respect of the Equipment Notes related to such Aircraft in compliance with the requirements of Section 4(f)(i) of the Note Purchase Agreement (which may be done using the proceeds of such issuance).

3.3            Conditions Precedent to Obligations of Mortgagee. The obligation of Mortgagee to authenticate the Equipment Notes in respect of any Aircraft on the Closing Date therefor is subject to the satisfaction or waiver by Mortgagee, on or prior to such Closing Date, of the conditions precedent set forth below in this Section 3.3.

3.3.1        Documents. Executed copies of the agreements, instruments, certificates or documents described in Section 3.2.2 shall have been received by Mortgagee, except as specifically provided therein, unless the failure to receive any such agreement, instrument, certificate or document is the result of any action or inaction by Mortgagee.

3.3.2        Other Conditions Precedent. Each of the conditions set forth in Sections 3.2.4, 3.2.5, 3.2.6 and 3.2.10 shall have been satisfied unless the failure of any such condition to be satisfied is the result of any action or inaction by Mortgagee.

3.4            Conditions Precedent to Obligations of Owner. The obligation of Owner to participate in the transactions contemplated hereby in respect of any Aircraft on the Closing Date therefor is subject to the satisfaction or waiver by Owner, on or prior to such Closing Date, of the conditions precedent set forth below in this Section 3.4.

3.4.1        Documents. Executed copies of the agreements, instruments, certificates or documents described in Section 3.2.2 shall have been received by Owner, except as specifically provided therein, and shall be satisfactory to Owner, unless the failure to receive any such agreement, instrument, certificate or document is the result of any action or inaction by Owner. In addition, the Owner shall have received the following:

(i)            for each Closing Date to occur after the Effective Date, a “bring-down” certificate of an officer of WTNA, certifying that the constitutional documents and the incumbency and specimen signature of each authorized signatory of WTNA, certified as true and correct on the Effective Date (or, if appliable, a prior Closing Date) are true and correct on such Closing Date or to the extent any such documents have been amended since the Effective Date (or such prior Closing Date, as applicable), certifying a copy of such amendment as true and correct on such Closing Date; and

Participation Agreement

(ii)           an Officer’s Certificate of WTNA, dated as of such Closing Date, stating that its representations and warranties in its individual capacity or as Mortgagee, an Applicable Trustee or Subordination Agent, as the case may be, set forth in this Agreement are true and correct as of such Closing Date (or, to the extent that any such representation and warranty expressly relates to an earlier date, true and correct as of such earlier date).

3.4.2        Other Conditions Precedent. Each of the conditions set forth in Sections 3.2.4, 3.2.6, 3.2.7, 3.2.8, 3.2.9, 3.2.10, 3.2.11, 3.2.12 and 3.2.13 shall have been satisfied or waived by Owner, unless the failure of any such condition to be satisfied is the result of any action or inaction by Owner.

3.5            Post-Registration Opinion. Promptly upon the recordation of the FAA Filed Documents in respect of any Aircraft pursuant to the Act, Owner will cause McAfee & Taft, special counsel in Oklahoma City, Oklahoma, to deliver to Owner, the Applicable Trustee and Mortgagee a favorable opinion or opinions addressed to each of them with respect to such recordation.

SECTION 4.         REPRESENTATIONS AND WARRANTIES

4.1            Owner’s Representations and Warranties.

4.1.1        On the Effective Date, Owner represents and warrants to the Class A-1 Trust, Subordination Agent and Mortgagee that:

(a)           Organization; Qualification. Owner is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware and has the corporate power and authority to conduct the business in which it is currently engaged and to own or hold under lease its properties and to enter into and perform its obligations under the Operative Agreements to which it is party. Owner is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the nature and extent of the business conducted by it, or the ownership of its properties, requires such qualification, except where the failure to be so qualified would not give rise to a Material Adverse Change to Owner.

(b)           Corporate Authorization. Owner has taken, or caused to be taken, all necessary corporate action (including, without limitation, the obtaining of any consent or approval of members required by its Certificate of Formation or LLC Agreement) to authorize the execution and delivery of each of the Operative Agreements to which it is party, and the performance of its obligations thereunder.

Participation Agreement

(c)            No Violation. The execution and delivery by Owner of the Operative Agreements to which it is party, the performance by Owner of its obligations thereunder and the consummation by Owner on the Effective Date of the transactions contemplated thereby, do not and will not (a) violate any provision of the Certificate of Formation or LLC Agreement of Owner, (b) violate any Law applicable to or binding on Owner or (c) violate or constitute any default under (other than any violation or default that would not result in a Material Adverse Change to Owner), or result in the creation of any Lien (other than as permitted under the Trust Indenture) upon the Aircraft being financed under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other material agreement, instrument or document to which Owner is a party or by which Owner or any of its properties is bound.

(d)           Approvals. The execution and delivery by Owner of the Operative Agreements to which Owner is a party, the performance by Owner of its obligations thereunder and the consummation by Owner on the Effective Date of the transactions contemplated thereby do not and will not require the consent or approval of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (a) any trustee or other holder of any Debt of Owner and (b) any Government Entity, other than (x) the filings, registrations and recordations referred to in Section 4.2.1(f) and (y) filings, recordings, notices or other ministerial actions pursuant to any routine recording, contractual or regulatory requirements applicable to it.

(e)           Valid and Binding Agreements. The Operative Agreements to which Owner is a party have been duly authorized, executed and delivered by Owner and, assuming the due authorization, execution and delivery thereof by the other party or parties thereto, constitute the legal, valid and binding obligations of Owner and are enforceable against Owner in accordance with the respective terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar Laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity.

(f)            Owner’s Location. Owner’s location (as such term is used in Section 9-307 of the UCC) is Delaware. The full and correct legal name and mailing address of Owner are correctly set forth in Schedule 1 hereto in the column “Address for Notices”.

(g)           Compliance With Laws.

(i)              Owner is a Citizen of the United States and a U.S. Air Carrier.

(ii)             Owner holds all licenses, permits and franchises from the appropriate Government Entities necessary to authorize Owner to lawfully engage in air transportation and to carry on scheduled commercial passenger service as currently conducted, except where the failure to so hold any such license, permit or franchise would not give rise to a Material Adverse Change to Owner.

Participation Agreement

(iii)            Owner is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(h)           Broker’s Fees. No Person acting on behalf of Owner is or will be entitled to any broker’s fee, commission or finder’s fee in connection with the Transactions, other than the fees and expenses payable by Owner in connection with making of the Class A-1 Loans.

4.1.2        On each Closing Date, Owner represents and warrants to the Class A-1 Trust, Subordination Agent and Mortgagee that:

(a)           Organization; Qualification. Owner is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware and has the corporate power and authority to conduct the business in which it is currently engaged and to own or hold under lease its properties and to enter into and perform its obligations under the Operative Agreements to which it is party. Owner is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the nature and extent of the business conducted by it, or the ownership of its properties, requires such qualification, except where the failure to be so qualified would not give rise to a Material Adverse Change to Owner.

(b)           Corporate Authorization. Owner has taken, or caused to be taken, all necessary corporate action (including, without limitation, the obtaining of any consent or approval of members required by its Certificate of Formation or LLC Agreement) to authorize the execution and delivery of each of the Operative Agreements to which it is party, and the performance of its obligations thereunder.

(c)           No Violation. The execution and delivery by Owner of the Operative Agreements to which it is party, the performance by Owner of its obligations thereunder and the consummation by Owner on such Closing Date of the transactions contemplated thereby, do not and will not (a) violate any provision of the Certificate of Formation or LLC Agreement of Owner, (b) violate any Law applicable to or binding on Owner or (c) violate or constitute any default under (other than any violation or default that would not result in a Material Adverse Change to Owner), or result in the creation of any Lien (other than as permitted under the Trust Indenture) upon the Aircraft being financed under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other material agreement, instrument or document to which Owner is a party or by which Owner or any of its properties is bound.

Participation Agreement

(d)           Approvals. The execution and delivery by Owner of the Operative Agreements to which Owner is a party, the performance by Owner of its obligations thereunder and the consummation by Owner on such Closing Date of the transactions contemplated thereby do not and will not require the consent or approval of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (a) any trustee or other holder of any Debt of Owner and (b) any Government Entity, other than (x) the filings, registrations and recordations referred to in Section 4.2.2(f) and (y) filings, recordings, notices or other ministerial actions pursuant to any routine recording, contractual or regulatory requirements applicable to it.

(e)            Valid and Binding Agreements. The Operative Agreements to which Owner is a party have been duly authorized, executed and delivered by Owner and, assuming the due authorization, execution and delivery thereof by the other party or parties thereto, constitute the legal, valid and binding obligations of Owner and are enforceable against Owner in accordance with the respective terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar Laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity.

(f)            Registration and Recordation. Except for (a) the registration of the Aircraft with the FAA pursuant to the Act in the name of Owner (and the periodic renewal of such registration with the FAA prior to its expiration), (b) the filing with the FAA of the AC Forms 8050-135 with respect to the International Interests (or Prospective International Interests) granted under the Trust Indenture thereon and the filing with the FAA for recordation (and recordation) of the FAA Filed Documents, (c) the registration of the International Interest (or Prospective International Interest) in the applicable Airframe and applicable Engines with the International Registry, (d) the filing of the Financing Statements (and continuation statements relating thereto at periodic intervals) in relation to such Aircraft, and (e) the affixation of the nameplates referred to in Section 4.02(f) of the Trust Indenture, no further action, including any filing or recording of any document (including any financing statement in respect thereof under Article 9 of the UCC) is necessary in order to establish and perfect Mortgagee’s security interest in the Aircraft being financed on such Closing Date as against Owner and any other Person, in each case, in any applicable jurisdictions in the United States.

(g)           Owner’s Location. Owner’s location (as such term is used in Section 9-307 of the UCC) is Delaware. The full and correct legal name and mailing address of Owner are correctly set forth in Schedule 1 hereto in the column “Address for Notices”.

(h)           No Event of Loss. No Event of Loss has occurred with respect to the Airframe or any Engine for the Aircraft being financed on such Closing Date, and, to the Actual Knowledge of Owner, no circumstance, condition, act or event has occurred that, with the giving of notice or lapse of time or both gives rise to or constitutes an Event of Loss with respect to such Airframe or any such Engine.

Participation Agreement

(i)            Compliance With Laws.

(i)              Owner is a Citizen of the United States and a U.S. Air Carrier.

(ii)             Owner holds all licenses, permits and franchises from the appropriate Government Entities necessary to authorize Owner to lawfully engage in air transportation and to carry on scheduled commercial passenger service as currently conducted, except where the failure to so hold any such license, permit or franchise would not give rise to a Material Adverse Change to Owner.

(iii)            Owner is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(j)            Securities Laws. Neither Owner nor any person authorized to act on its behalf has directly or indirectly offered any beneficial interest or Security relating to the ownership of the Aircraft, or any of the Equipment Notes or any other interest in or security under the Trust Indenture, for sale to, or solicited any offer to acquire any such interest or security from, or has sold any such interest or security to, any person in violation of the Securities Act.

(k)            Broker’s Fees. No Person acting on behalf of Owner is or will be entitled to any broker’s fee, commission or finder’s fee in connection with the Transactions, other than the fees and expenses payable by Owner in connection with making of the Class A-1 Loans.

(l)             Section 1110. Mortgagee is entitled to the benefits of Section 1110 (as currently in effect) with respect to the right to take possession of the Airframe and Engines for the Aircraft being financed on such Closing Date and to enforce any of its other rights or remedies as provided in the Trust Indenture in the event of a case under Chapter 11 of the Bankruptcy Code in which Owner is a debtor.

(m)          Cape Town. Owner is a Transacting User Entity (as defined in the regulations of the International Registry); is “situated”, for the purposes of the Cape Town Treaty, in the United States; and has the power to “dispose” (as such term is used in the Cape Town Treaty) of the Airframe and each Engine for the Aircraft being financed on such Closing Date. The Trust Indenture, as supplemented by the Trust Indenture Supplement in which such Airframe and Engines are listed, creates an International Interest in such Airframe and Engines. Such Airframe and each such Engine are “aircraft objects” (as defined in the Cape Town Treaty); and the United States is a Contracting State under the Cape Town Treaty.

Participation Agreement

4.2            WTNA’s Representations and Warranties.

4.2.1        WTNA represents and warrants to Owner on the Effective Date that:

(a)           Organization, Etc. WTNA is a national banking association duly organized, validly existing and in good standing under the Laws of the United States of America, holding a valid certificate to do business as a national banking association with corporate and banking authority to execute and deliver, and perform its obligations under, the Trust Obligation Agreements, the Operative Agreements to which it is a party, the Loan Agreement and the Borrower Security Agreement.

(b)           Corporate Authorization. WTNA has taken, or caused to be taken, all necessary corporate action (including, without limitation, the obtaining of any consent or approval of stockholders required by Law or by its Certificate of Incorporation or By-Laws) to authorize the execution and delivery by WTNA, in its individual capacity or as Mortgagee, an Applicable Trustee or Subordination Agent, as the case may be, of the Trust Obligation Agreements, the Operative Agreements to which it is a party, the Loan Agreement and the Borrower Security Agreement, and the performance of its obligations thereunder.

(c)            No Violation. The execution and delivery by WTNA, in its individual capacity or as Mortgagee, an Applicable Trustee (as the applicable agent acting on behalf thereof) or Subordination Agent, as the case may be, of the Trust Obligation Agreements, the Operative Agreements to which it is a party, the Loan Agreement and the Borrower Security Agreement, the performance by WTNA, in its individual capacity or as Mortgagee, an Applicable Trustee (as the applicable agent acting on behalf thereof) or Subordination Agent, as the case may be, of its obligations thereunder and the consummation on the Effective Date of the transactions contemplated thereby, do not and will not (a) violate any provision of the Certificate of Incorporation or By-Laws of WTNA, (b) violate any Law applicable to or binding on WTNA, in its individual capacity or (except in the case of any Law relating to any Plan) as Mortgagee, an Applicable Trustee (as the applicable agent acting on behalf thereof) or Subordination Agent, or (c) violate or constitute any default under (other than any violation or default that would not result in a Material Adverse Change to WTNA, in its individual capacity or Mortgagee, an Applicable Trustee (as the applicable agent acting on behalf thereof) or Subordination Agent), or result in the creation of any Lien (other than the Lien of the Trust Indenture) upon any property of WTNA, in its individual capacity or as Mortgagee, an Applicable Trustee or Subordination Agent, or any of WTNA’s subsidiaries under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other agreement, instrument or document to which WTNA, in its individual capacity or as Mortgagee, an Applicable Trustee (as the applicable agent acting on behalf thereof) or Subordination Agent, is a party or by which WTNA, in its individual capacity or as Mortgagee, an Applicable Trustee (as the applicable agent acting on behalf thereof) or Subordination Agent, or any of their respective properties is bound.

Participation Agreement

(d)            Approvals. The execution and delivery by WTNA, in its individual capacity or as Mortgagee, an Applicable Trustee (as the applicable agent acting on behalf thereof) or Subordination Agent, as the case may be, of the Trust Obligation Agreements, the Operative Agreements to which it is a party, the Loan Agreement and the Borrower Security Agreement, the performance by WTNA, in its individual capacity or as Mortgagee, an Applicable Trustee (as the applicable agent acting on behalf thereof) or Subordination Agent, as the case may be, of its obligations thereunder and the consummation on the Effective Date by WTNA, in its individual capacity or as Mortgagee, an Applicable Trustee (as the applicable agent acting on behalf thereof) or Subordination Agent, as the case may be, of the transactions contemplated thereby do not and will not require the consent, approval or authorization of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (a) any trustee or other holder of any Debt of WTNA or (b) any Government Entity, other than the filing of the FAA Filed Documents and the Financing Statements.

(e)            Valid and Binding Agreements. The Applicable Trustee Agreements, the Operative Agreements to which it is a party, the Loan Agreement and the Borrower Security Agreement have been duly authorized, executed and delivered by WTNA and, assuming the due authorization, execution and delivery by the other party or parties thereto, constitute the legal, valid and binding obligations of WTNA, in its individual capacity or as Mortgagee, an Applicable Trustee (as the applicable agent acting on behalf thereof) or Subordination Agent, as the case may be, and are enforceable against WTNA, in its individual capacity or as Mortgagee, an Applicable Trustee (as the applicable agent acting on behalf thereof) or Subordination Agent, as the case may be, in accordance with the respective terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar Laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity.

(f)            Citizenship. WTNA is a Citizen of the United States.

(g)           Litigation. There are no pending or, to the Actual Knowledge of WTNA, threatened actions or proceedings against WTNA, in its individual capacity or as Mortgagee, an Applicable Trustee (as the applicable agent acting on behalf thereof) or Subordination Agent, before any court, administrative agency or tribunal which, if determined adversely to WTNA, in its individual capacity or as Mortgagee, an Applicable Trustee (as the applicable agent acting on behalf thereof) or Subordination Agent, as the case may be, would materially adversely affect the ability of WTNA, in its individual capacity or as Mortgagee, an Applicable Trustee (as the applicable agent acting on behalf thereof) or Subordination Agent, as the case may be, to perform its obligations under any of the Mortgagee Agreements, the Applicable Trustee Agreements or the Subordination Agent Agreements.

Participation Agreement

(h)           Taxes. There are no Taxes payable by any Applicable Trustee or WTNA, as the case may be, imposed by the State of Delaware or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by such Applicable Trustee or WTNA, as the case may be, of this Agreement or any of the Applicable Trustee Agreements (other than franchise or other taxes based on or measured by any fees or compensation received by any such Applicable Trustee or WTNA, as the case may be, for services rendered in connection with the transactions contemplated by any of the Applicable Trust Agreements), and there are no Taxes payable by any Applicable Trustee or WTNA, as the case may be, imposed by the State of Delaware or any political subdivision thereof in connection with the acquisition, possession or ownership by any such Applicable Trustee of any of the Equipment Notes (other than franchise or other taxes based on or measured by any fees or compensation received by any such Applicable Trustee or WTNA, as the case may be, for services rendered in connection with the transactions contemplated by any of the Applicable Trust Agreements), and, assuming that the trusts created by the Applicable Trust Agreements will not be taxable as corporations, but, rather, each will be characterized as either a grantor trust under subpart E, Part I of Subchapter J of the Code or as a mere security device holding collateral securing direct loans from the Lenders to the Owner for federal income tax purposes, such trusts will not be subject to any Taxes imposed by the State of Delaware or any political subdivision thereof.

(i)            Broker’s Fees. No Person acting on behalf of WTNA, in its individual capacity or as Mortgagee, any Applicable Trustee or Subordination Agent, is or will be entitled to any broker’s fee, commission or finder’s fee in connection with the Transactions.

4.2.2        WTNA represents and warrants (with respect to Section 4.2.2(j), solely in its capacity as Subordination Agent) to Owner on each Closing Date that:

(a)            Organization, Etc. WTNA is a national banking association duly organized, validly existing and in good standing under the Laws of the United States of America, holding a valid certificate to do business as a national banking association with corporate and banking authority to execute and deliver, and perform its obligations under, the Trust Obligation Agreements, the Operative Agreements to which it is a party, the Loan Agreement and the Borrower Security Agreement.

(b)           Corporate Authorization. WTNA has taken, or caused to be taken, all necessary corporate action (including, without limitation, the obtaining of any consent or approval of stockholders required by Law or by its Certificate of Incorporation or By-Laws) to authorize the execution and delivery by WTNA, in its individual capacity or as Mortgagee, an Applicable Trustee or Subordination Agent, as the case may be, of the Trust Obligation Agreements, the Operative Agreements to which it is a party, the Loan Agreement and the Borrower Security Agreement and the performance of its obligations thereunder.

Participation Agreement

(c)            No Violation. The execution and delivery by WTNA, in its individual capacity or as Mortgagee, an Applicable Trustee (as the applicable agent acting on behalf thereof) or Subordination Agent, as the case may be, of the Trust Obligation Agreements, the Operative Agreements to which it is a party, the Loan Agreement and the Borrower Security Agreement, the performance by WTNA, in its individual capacity or as Mortgagee, an Applicable Trustee (as the applicable agent acting on behalf thereof) or Subordination Agent, as the case may be, of its obligations thereunder and the consummation on such Closing Date of the transactions contemplated thereby, do not and will not (a) violate any provision of the Certificate of Incorporation or By-Laws of WTNA, (b) violate any Law applicable to or binding on WTNA, in its individual capacity or (except in the case of any Law relating to any Plan) as Mortgagee, an Applicable Trustee (as the applicable agent acting on behalf thereof) or Subordination Agent, or (c) violate or constitute any default under (other than any violation or default that would not result in a Material Adverse Change to WTNA, in its individual capacity or Mortgagee, an Applicable Trustee (as the applicable agent acting on behalf thereof) or Subordination Agent), or result in the creation of any Lien (other than the Lien of the Trust Indenture) upon any property of WTNA, in its individual capacity or as Mortgagee, an Applicable Trustee or Subordination Agent, or any of WTNA’s subsidiaries under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other agreement, instrument or document to which WTNA, in its individual capacity or as Mortgagee, an Applicable Trustee (as the applicable agent acting on behalf thereof) or Subordination Agent, is a party or by which WTNA, in its individual capacity or as Mortgagee, an Applicable Trustee (as the applicable agent acting on behalf thereof) or Subordination Agent, or any of their respective properties is bound.

(d)           Approvals. The execution and delivery by WTNA, in its individual capacity or as Mortgagee, an Applicable Trustee (as the applicable agent acting on behalf thereof) or Subordination Agent, as the case may be, of the Trust Obligation Agreements, the Operative Agreements to which it is a party, the Loan Agreement and the Borrower Security Agreement, the performance by WTNA, in its individual capacity or as Mortgagee, an Applicable Trustee (as the applicable agent acting on behalf thereof) or Subordination Agent, as the case may be, of its obligations thereunder and the consummation on such Closing Date by WTNA, in its individual capacity or as Mortgagee, an Applicable Trustee (as the applicable agent acting on behalf thereof) or Subordination Agent, as the case may be, of the transactions contemplated thereby do not and will not require the consent, approval or authorization of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (a) any trustee or other holder of any Debt of WTNA or (b) any Government Entity, other than the filing of the FAA Filed Documents and the Financing Statements.

Participation Agreement

(e)           Valid and Binding Agreements. The Applicable Trustee Agreements, the Operative Agreements to which it is a party, the Loan Agreement and the Borrower Security Agreement have been duly authorized, executed and delivered by WTNA and, assuming the due authorization, execution and delivery by the other party or parties thereto, constitute the legal, valid and binding obligations of WTNA, in its individual capacity or as Mortgagee, an Applicable Trustee (as the applicable agent acting on behalf thereof) or Subordination Agent, as the case may be, and are enforceable against WTNA, in its individual capacity or as Mortgagee, an Applicable Trustee (as the applicable agent acting on behalf thereof) or Subordination Agent, as the case may be, in accordance with the respective terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar Laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity.

(f)            Citizenship. WTNA is a Citizen of the United States.

(g)           No Liens. On such Closing Date, there are no Liens attributable to WTNA in respect of all or any part of the Collateral.

(h)           Litigation. There are no pending or, to the Actual Knowledge of WTNA, threatened actions or proceedings against WTNA, in its individual capacity or as Mortgagee, an Applicable Trustee (as the applicable agent acting on behalf thereof) or Subordination Agent, before any court, administrative agency or tribunal which, if determined adversely to WTNA, in its individual capacity or as Mortgagee, an Applicable Trustee (as the applicable agent acting on behalf thereof) or Subordination Agent, as the case may be, would materially adversely affect the ability of WTNA, in its individual capacity or as Mortgagee, an Applicable Trustee (as the applicable agent acting on behalf thereof) or Subordination Agent, as the case may be, to perform its obligations under any of the Mortgagee Agreements, the Applicable Trustee Agreements or the Subordination Agent Agreements.

(i)            Securities Laws. Neither WTNA nor any person authorized to act on its behalf has directly or indirectly offered any beneficial interest or Security relating to the ownership of the Aircraft or any interest in the Collateral or any of the Equipment Notes or any other interest in or security under the Collateral for sale to, or solicited any offer to acquire any such interest or security from, or has sold any such interest or security to, any Person other than the Subordination Agent and the Applicable Trustees, except for the offering and sale of the Trust Obligations.

(j)            Investment. The Equipment Notes to be acquired by the Subordination Agent are being acquired by it for the account of the Applicable Trustees, for investment and not with a view to any resale or distribution thereof, except that, subject to the restrictions on transfer set forth in Section 8, the disposition by it of its Equipment Notes shall at all times be within its control.

Participation Agreement

(k)           Taxes. There are no Taxes payable by any Applicable Trustee or WTNA, as the case may be, imposed by the State of Delaware or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by such Applicable Trustee or WTNA, as the case may be, of this Agreement or any of the Applicable Trustee Agreements (other than franchise or other taxes based on or measured by any fees or compensation received by any such Applicable Trustee or WTNA, as the case may be, for services rendered in connection with the transactions contemplated by any of the Applicable Trust Agreements), and there are no Taxes payable by any Applicable Trustee or WTNA, as the case may be, imposed by the State of Delaware or any political subdivision thereof in connection with the acquisition, possession or ownership by any such Applicable Trustee of any of the Equipment Notes (other than franchise or other taxes based on or measured by any fees or compensation received by any such Applicable Trustee or WTNA, as the case may be, for services rendered in connection with the transactions contemplated by any of the Applicable Trust Agreements), and, assuming that the trusts created by the Applicable Trust Agreements will not be taxable as corporations, but, rather, each will be characterized as either a grantor trust under subpart E, Part I of Subchapter J of the Code or as a mere security device holding collateral securing direct loans from the Lenders to the Owner for federal income tax purposes, such trusts will not be subject to any Taxes imposed by the State of Delaware or any political subdivision thereof.

(l)            Broker’s Fees. No Person acting on behalf of WTNA, in its individual capacity or as Mortgagee, any Applicable Trustee or Subordination Agent, is or will be entitled to any broker’s fee, commission or finder’s fee in connection with the Transactions.

SECTION 5.         COVENANTS, UNDERTAKINGS AND AGREEMENTS

5.1            Covenants of Owner. Owner covenants and agrees, at its own cost and expense, with Note Holder and Mortgagee as follows:

5.1.1        Corporate Existence; U.S. Air Carrier. Owner shall at all times maintain its corporate existence, except as permitted by Section 4.07 of the Trust Indenture, and shall at all times remain a U.S. Air Carrier.

5.1.2        Notice of Change of Location. Owner will give Mortgagee timely written notice (but in any event within 30 days prior to the expiration of the period of time specified under applicable Law to prevent lapse of perfection) of any change in its location (as such term is used in Section 9-307 of the UCC) or legal name and will promptly take any action required by Section 5.1.3(c) as a result of such relocation.

Participation Agreement

5.1.3        Certain Assurances.

(a)           Owner shall duly execute, acknowledge and deliver, or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things, in any case, as Mortgagee shall reasonably request for accomplishing the purposes of this Agreement and the other Operative Agreements, provided that any instrument or other document so executed by Owner will not expand any obligations or limit any rights of Owner in respect of the transactions contemplated by any Operative Agreement.

(b)           Owner shall promptly take such action with respect to the recording, filing, re-recording and refiling of the Trust Indenture and any supplements thereto, including, without limitation, the initial Trust Indenture Supplement, as shall be necessary to continue the perfection and priority of the Lien created by the Trust Indenture.

(c)           Owner, at its sole cost and expense, will cause the FAA Filed Documents, the Financing Statements and all continuation statements (and any amendments necessitated by any combination, consolidation or merger of the Owner, or any relocation of its chief executive office) in respect of the Financing Statements to be prepared and, subject only to the execution and delivery thereof by Mortgagee, duly and timely filed and recorded, or filed for recordation, to the extent permitted under the Act (with respect to the FAA Filed Documents) or the UCC or similar law of any other applicable jurisdiction (with respect to such other documents). Mortgagee, and not Owner, shall be responsible for any amendments to the foregoing documents and filings, recordings and registrations thereof necessitated in any such case by any combination, consolidation or merger of Mortgagee or change in the Mortgagee’s name, status, jurisdiction of organization or address.

(d)           If any Aircraft has been registered in a country other than the United States pursuant to Section 4.02(e) of the Trust Indenture, Owner will furnish to Mortgagee annually after such registration, commencing with the calendar year after such registration is effected, an opinion of special counsel reasonably satisfactory to Mortgagee stating that, in the opinion of such counsel, either that (i) such action has been taken with respect to the recording, filing, rerecording and refiling of the Operative Agreements and any supplements and amendments thereto as is necessary to establish, perfect and protect the Lien on such Aircraft created by the Trust Indenture, reciting the details of such actions, or (ii) no such action is necessary to maintain the perfection of such Lien.

5.1.4        Securities Laws. Neither Owner nor any person authorized to act on its behalf will directly or indirectly offer any beneficial interest or Security relating to the ownership of the Aircraft or any interest in any of the Equipment Notes or any other interest in or security under the Trust Indenture, for sale to, or solicit any offer to acquire any such interest or security from, or sell any such interest or security to, any person in violation of the Securities Act or applicable state or foreign securities Laws.

Participation Agreement

5.2            Covenants of WTNA. WTNA in its individual capacity or as Mortgagee, each Applicable Trustee or Subordination Agent, as the case may be, covenants and agrees with Owner as follows:

5.2.1        Liens. WTNA (a) will not directly or indirectly create, incur, assume or suffer to exist any Lien attributable to it on or with respect to all or any part of the Collateral or the Aircraft, (b) will, at its own cost and expense, promptly take such action as may be necessary to discharge any Lien attributable to WTNA on all or any part of the Collateral or the Aircraft and (c) will personally hold harmless and indemnify Owner, each Note Holder, each of their respective Affiliates, successors and permitted assigns, and the Collateral from and against (i) any and all Expenses, (ii) any reduction in the amount payable out of the Collateral, and (iii) any interference with the possession, operation or other use of all or any part of the Aircraft, imposed on, incurred by or asserted against any of the foregoing as a consequence of any such Lien.

5.2.2        Securities Act. WTNA in its individual capacity or as Mortgagee, an Applicable Trustee or Subordination Agent, will not offer any beneficial interest or Security relating to the ownership of the Aircraft or any interest in the Collateral, or any of the Equipment Notes or any other interest in or security under the Trust Indenture for sale to, or solicit any offer to acquire any such interest or security from, or sell any such interest or security to, any Person in violation of the Securities Act or applicable state or foreign securities Laws, provided that the foregoing shall not be deemed to impose on WTNA any responsibility with respect to any such offer, sale or solicitation by any other party hereto.

5.2.3        Performance of Agreements. WTNA, in its individual capacity and as Mortgagee, an Applicable Trustee (as the applicable agent acting on behalf thereof) or Subordination Agent, as the case may be, shall perform its obligations under the Trust Obligation Agreements, the Operative Agreements, the Loan Agreement and the Borrower Security Agreement in accordance with the terms thereof.

5.2.4        Withholding Taxes. WTNA shall indemnify (on an after-tax basis) and hold harmless Owner against any United States withholding taxes (and related interest, penalties and additions to tax) as a result of the failure by WTNA to withhold on payments to any Note Holder if such Note Holder failed to provide to Mortgagee necessary certificates or forms to substantiate the right to exemption from such withholding tax.

5.3            Covenants of Note Holders. Each Note Holder (including Subordination Agent) as to itself only covenants and agrees with Owner and Mortgagee as follows:

5.3.1        Withholding Taxes. Such Note Holder (if it is a Non-U.S. Person) agrees to indemnify (on an after-tax basis) and hold harmless Owner and Mortgagee against any United States withholding taxes (and related interest, penalties and additions to tax) as a result of the inaccuracy or invalidity of any certificate or form provided by such Note Holder to Mortgagee in connection with such withholding taxes. Any amount payable hereunder shall be paid within 30 days after receipt by a Note Holder of a written demand therefor.

Participation Agreement

5.3.2        Transfer; Compliance.

(a)           Such Note Holder will (i) not transfer any Equipment Note or interest therein in violation of the Securities Act or applicable state or foreign securities Law; provided, that the foregoing provisions of this section shall not be deemed to impose on such Note Holder any responsibility with respect to any such offer, sale or solicitation by any other party hereto, and (ii) perform and comply with the obligations specified to be imposed on it (as a Note Holder) under each of the Trust Indenture and the form of Equipment Note set forth in the Trust Indenture.

(b)           each Note Holder will not sell, assign, convey, exchange or otherwise transfer any Equipment Note or any interest in, or represented by, any Equipment Note (it being understood that this provision is not applicable to the Trust Obligations) unless the proposed transferee thereof first provides Owner with both of the following:

(i)              a written representation and covenant that either (a) no portion of the funds it uses to purchase, acquire and hold such Equipment Note or interest directly or indirectly constitutes, or may be deemed under the Code or ERISA or any rulings, regulations or court decisions thereunder to constitute, the assets of any Plan or (b) the transfer, and subsequent holding, of such Equipment Note or interest shall not involve or give rise to a transaction that constitutes a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Code involving Owner, an Applicable Trustee, the Subordination Agent or the proposed transferee (other than a transaction that is exempted from the prohibitions of such sections by applicable provisions of ERISA or the Code or administrative exemptions or regulations issued thereunder); and

(ii)             a written covenant that it will not transfer any Equipment Note or any interest in, or represented by, any Equipment Note unless the subsequent transferee also makes the representation described in clause (i) above and agrees to comply with this clause (ii).

5.4            Agreements.

5.4.1        Quiet Enjoyment. Each Applicable Trustee, Subordination Agent, each Note Holder and Mortgagee each agrees as to itself with Owner that, so long as no Event of Default shall have occurred and be continuing, such Person shall not (and shall not permit any Affiliate or other Person claiming by, through or under it to) interfere with Owner’s rights in accordance with the Trust Indenture to the quiet enjoyment, possession and use of the Aircraft.

5.4.2        Consents. Each Applicable Trustee, Subordination Agent and Mortgagee each covenants and agrees, for the benefit of Owner, that it shall not unreasonably withhold its consent to any consent or approval requested of it under the terms of any of the Operative Agreements which by its terms is not to be unreasonably withheld.

Participation Agreement

5.4.3        Insurance. Each Applicable Trustee, Subordination Agent, Mortgagee and each Note Holder each agrees not to obtain or maintain insurance for its own account as permitted by Section 4.06 of the Trust Indenture if such insurance would limit or otherwise adversely affect the coverage of any insurance required to be obtained or maintained by Owner pursuant to Section 4.06 of the Trust Indenture.

5.4.4        Extent of Interest of Note Holders. A Note Holder shall not, as such, have any further interest in, or other right with respect to, the Collateral when and if the principal of and interest on, and any Commitment Fees, Breakage Amounts and Increased Costs Amounts in respect of (if any), the Equipment Notes held by such Holder, and all other sums, then due and payable to such Holder hereunder and under any other Operative Agreement, shall have been paid in full.

5.4.5        Foreign Registration. Each Note Holder and Mortgagee hereby agree, for the benefit of Owner but subject to the provisions of Section 4.02(b) of the Trust Indenture:

(a)           that Owner shall be entitled to register any Aircraft or cause any Aircraft to be registered in a country other than the United States subject to compliance with the following:

(i)              each of the following requirements is satisfied:

(A)            no Special Default or Event of Default shall have occurred and be continuing at the time of such registration;

(B)            such proposed change of registration is made in connection with a Permitted Lease to a Permitted Air Carrier; and

(C)            such country is a country with which the United States then maintains normal diplomatic relations or, if such country is Taiwan, the United States then maintains diplomatic relations at least as good as those in effect on the applicable Closing Date; and

(ii)             the Mortgagee shall have received an opinion of counsel (subject to customary exceptions) reasonably satisfactory to the Mortgagee addressed to Mortgagee to the effect that:

(A)            such country would recognize the Owner’s ownership interest in such Aircraft;

(B)            after giving effect to such change in registration, the Lien of the Trust Indenture on the Owner’s right, title and interest in and to such Aircraft shall continue as a valid and duly perfected first priority security interest and International Interest and all filing, recording or other action necessary to protect the same shall have been accomplished (or, if such opinion cannot be given at the time of such proposed change in registration because such change in registration is not yet effective, (1) the opinion shall detail what filing, recording or other action is necessary and (2) the Mortgagee shall have received a certificate from Owner that all possible preparations to accomplish such filing, recording and other action shall have been done, and such filing, recording and other action shall be accomplished and a supplemental opinion to that effect shall be delivered to the Mortgagee on or prior to the effective date of such change in registration);

Participation Agreement

(C)            unless Owner or the Permitted Air Carrier shall have agreed to provide insurance covering the risk of requisition of use of such Aircraft by the government of such country (so long as such Aircraft is registered under the laws of such country), the laws of such country require fair compensation by the government of such country payable in currency freely convertible into Dollars and freely removable from such country (without license or permit, unless Owner prior to such proposed reregistration has obtained such license or permit) for the taking or requisition by such government of such use; and

(D)            it is not necessary, solely as a consequence of such change in registration and without giving effect to any other activity of the Mortgagee (or any Affiliate of the Mortgagee), for the Mortgagee to qualify to do business in such jurisdiction as a result of such reregistration in order to exercise any rights or remedies with respect to such Aircraft.

(b)           In addition, as a condition precedent to any change in registration Owner shall have given to Mortgagee assurances reasonably satisfactory to Mortgagee:

(i)              to the effect that the provisions of Section 4.06 of the Trust Indenture have been complied with after giving effect to such change of registration;

(ii)             of the payment by Owner of all reasonable out-of-pocket expenses of each Note Holder and Mortgagee in connection with such change of registry, including, without limitation (1) the reasonable fees and disbursements of counsel to Mortgagee, (2) any filing or recording fees, Taxes or similar payments incurred in connection with the change of registration of such Aircraft and the creation and perfection of the security interest therein in favor of Mortgagee for the benefit of Note Holders, and (3) all costs and expenses incurred in connection with any filings necessary to continue in the United States the perfection of the security interest in such Aircraft in favor of Mortgagee for the benefit of Note Holders; and

Participation Agreement

(iii)            to the effect that the tax and other indemnities in favor of each person named as an indemnitee under any other Operative Agreement afford each such person substantially the same protection as provided prior to such change of registration (or Owner shall have agreed upon additional indemnities that, together with such original indemnities, in the reasonable judgment of Mortgagee, afford such protection).

5.4.6        Interest in Certain Engines. Each Note Holder and Mortgagee agree, for the benefit of each of the lessor, conditional seller, mortgagee or secured party of any airframe or engine leased to, or purchased by, Owner or any Permitted Lessee subject to a lease, conditional sale, trust indenture or other security agreement that it will not acquire or claim, as against such lessor, conditional seller, mortgagee or secured party, any right, title or interest in any engine as the result of such engine being installed on the Airframe at any time while such engine is subject to such lease, conditional sale, trust indenture or other security agreement and owned by such lessor or conditional seller or subject to a trust indenture or security interest in favor of such mortgagee or secured party.

SECTION 6.         CONFIDENTIALITY

Owner, Note Holders and Mortgagee shall keep the Participation Agreement and Annex B to the Trust Indenture confidential and shall not disclose, or cause to be disclosed, the same to any Person, except (A) to prospective and permitted transferees of Owner’s, a Note Holder’s, Mortgagee’s or other Indenture Indemnitee’s interest or their respective counsel or special counsel, independent insurance brokers, auditors, or other agents who agree to hold such information confidential, (B) to Owner’s, a Note Holder’s, an Applicable Trustee’s, Mortgagee’s or other Indenture Indemnitee’s counsel or special counsel, independent insurance brokers, auditors, or other agents, Affiliates or investors (including any Lender or potential transferee of a Lender under the Trust Obligation Agreements and respective counsel, auditors and agents thereof) who agree to hold such information confidential, (C) as may be required by any statute, court or administrative order or decree, legal process or governmental ruling or regulation, including those of any applicable insurance regulatory bodies (including, without limitation, the National Association of Insurance Commissioners), federal or state banking examiners, Internal Revenue Service auditors or any stock exchange, (D) with respect to a Note Holder or any Applicable Trustee, to a nationally recognized rating agency for the purpose of obtaining a rating on the Equipment Notes or the Trust Obligations or to support an NAIC rating for the Equipment Notes (with prior written notice to Owner) or (E) such other Persons as are reasonably deemed necessary by the disclosing party in order to protect the interests of such party or for the purposes of enforcing such documents by such party; provided, that any and all disclosures permitted by clauses (C), (D), or (E) above shall be made only to the extent necessary to meet the specific requirements or needs of the Persons making such disclosures.

Participation Agreement

SECTION 7.         INDEMNIFICATION AND EXPENSES

7.1            General Indemnity.

7.1.1        Indemnity. Whether or not any of the transactions contemplated hereby are consummated, Owner shall indemnify, protect, defend and hold harmless each Indemnitee from, against and in respect of, and shall pay on a net after-tax basis, any and all Expenses of any kind or nature whatsoever that may be imposed on, incurred by or asserted against any Indemnitee, relating to, resulting from, or arising out of or in connection with, any one or more of the following:

(a)           The Operative Agreements, the Trust Obligation Agreements, the Loan Agreement, the Borrower Security Agreement or the enforcement of any of the terms of any of the Operative Agreements, the Trust Obligation Agreements, the Loan Agreement or the Borrower Security Agreement;

(b)           Any Aircraft, any Airframe, any Engine or any Part, including, without limitation, with respect thereto, (i) the manufacture, design, purchase, acceptance, nonacceptance or rejection, ownership, registration, reregistration, deregistration, delivery, nondelivery, lease, sublease, assignment, possession, use or non-use, operation, maintenance, testing, repair, overhaul, condition, alteration, modification, addition, improvement, storage, airworthiness, replacement, repair, sale, substitution, return, abandonment, redelivery or other disposition of any Aircraft, any Engine or any Part, (ii) any claim or penalty arising out of violations of applicable Laws by Owner (or any Permitted Lessee), (iii) tort liability, whether or not arising out of the negligence of any Indemnitee (whether active, passive or imputed), (iv) death or property damage of passengers, shippers or others, (v) environmental control, noise or pollution and (vi) any Liens in respect of any Aircraft, any Engine or any Part;

(c)           The offer, sale, or delivery of any Equipment Notes, the Class A-1 Loans or any interest therein or represented thereby;

(d)           Any breach of or failure to perform or observe, or any other noncompliance with, any covenant or agreement or other obligation to be performed by Owner under any Operative Agreement or Trust Obligation Agreement to which it is party or the falsity of any representation or warranty of Owner in any Operative Agreement or Trust Obligation Agreement to which it is party; and

(e)           The formation, preservation, operation, maintenance and termination of the Class A-1 Trust.

7.1.2        Exceptions. Notwithstanding anything contained in Section 7.1.1, Owner shall not be required to indemnify, protect, defend and hold harmless any Indemnitee pursuant to Section 7.1.1 in respect of any Expense of such Indemnitee:

(a)           For any Taxes or a loss of Tax benefit, whether or not Owner is required to indemnify therefor pursuant to Section 7.3;

Participation Agreement

(b)           Except to the extent attributable to acts or events occurring prior thereto, (i) acts or events (other than acts or events related to the performance by Owner of its obligations pursuant to the terms of the Operative Agreements) in relation to any Aircraft or related Collateral that occur after the Lien of the Trust Indenture is required to be released in respect of such Aircraft in accordance with Section 11.01 of the Trust Indenture or (ii) acts or events (other than acts or events related to the performance by Owner of its obligations pursuant to the terms of the Operative Agreements) that occur after the Trust Indenture is required to be terminated in accordance with Section 11.01 of the Trust Indenture; provided, that nothing in this clause (b) shall be deemed to exclude or limit any claim that any Indemnitee may have under applicable Law by reason of an Event of Default or for damages from Owner for breach of Owner’s covenants contained in the Operative Agreements or to release Owner from any of its obligations under the Operative Agreements that expressly provide for performance after termination of the Trust Indenture;

(c)           To the extent attributable to any Transfer (voluntary or involuntary) by or on behalf of such Indemnitee of any Equipment Note, any Loan, or in each case any interest therein, except for out-of-pocket costs and expenses incurred as a result of any such Transfer pursuant to the exercise of remedies under any Operative Agreement;

(d)           To the extent attributable to the gross negligence or willful misconduct of such Indemnitee or any related Indemnitee (as defined below) (other than gross negligence or willful misconduct imputed to such person by reason of its interest in the Aircraft or any Operative Agreement);

(e)           To the extent attributable to the incorrectness or breach of any representation or warranty of such Indemnitee or any related Indemnitee contained in or made pursuant to any Operative Agreement, any Trust Obligation Agreement, the Loan Agreement or the Borrower Security Agreement;

(f)            To the extent attributable to the failure by such Indemnitee or any related Indemnitee to perform or observe any agreement, covenant or condition on its part to be performed or observed in any Operative Agreement, any Trust Obligation Agreement, the Loan Agreement or the Borrower Security Agreement;

(g)           To the extent attributable to the offer or sale by such Indemnitee or any related Indemnitee of any interest in the Aircraft, the Equipment Notes, the Loans, or any similar interest, in violation of the Securities Act or other applicable federal, state or foreign securities Laws (other than any thereof caused by acts or omissions of Owner);

Participation Agreement

(h)           (i) With respect to any Indemnitee (other than Mortgagee), to the extent attributable to the failure of the Mortgagee to distribute funds received and distributable by it in accordance with the Trust Indenture, (ii) with respect to any Indemnitee (other than the Subordination Agent), to the extent attributable to the failure of the Subordination Agent to distribute funds received and distributable by it in accordance with the Intercreditor Agreement, (iii) with respect to any Indemnitee (other than the Applicable Trustees), to the extent attributable to the failure of an Applicable Trustee to distribute funds received and distributable by it in accordance with the Applicable Trust Agreements, (iv) with respect to Mortgagee, to the extent attributable to the negligence or willful misconduct of Mortgagee in the distribution of funds received and distributable by it in accordance with the Trust Indenture, (v) with respect to the Subordination Agent, to the extent attributable to the negligence or willful misconduct of the Subordination Agent in the distribution of funds received and distributable by it in accordance with the Intercreditor Agreement and (vi) with respect to the Applicable Trustees, to the extent attributable to the negligence or willful misconduct of an Applicable Trustee in the distribution of funds received and distributable by it in accordance with the Applicable Trust Agreement;

(i)            Other than during the continuation of an Event of Default, to the extent attributable to the authorization or giving or withholding of any future amendments, supplements, waivers or consents with respect to any Operative Agreement, any Trust Obligation Agreement, the Loan Agreement or the Borrower Security Agreement other than such as have been requested by Owner or as are required by or made pursuant to the terms of the Operative Agreements, the Trust Obligation Agreements, the Loan Agreement or the Borrower Security Agreement (unless such requirement results from the actions of an Indemnitee not required by or made pursuant to the Operative Agreements, the Trust Obligation Agreements, the Loan Agreement or the Borrower Security Agreement);

(j)            To the extent attributable to any amount which any Indemnitee expressly agrees to pay or such Indemnitee expressly agrees shall not be paid by or be reimbursed by Owner;

(k)           To the extent that it is an ordinary and usual operating or overhead expense;

(l)            For any Lien attributable to such Indemnitee or any related Indemnitee;

(m)          If another provision of an Operative Agreement or Trust Obligation Agreement specifies the extent of Owner’s responsibility or obligation with respect to such Expense, to the extent arising from other than failure of Owner to comply with such specified responsibility or obligation;

(n)           To the extent incurred by or asserted against an Indemnitee as a result of any “prohibited transaction”, within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Code;

(o)           To the extent consisting of (i) principal of, or interest on, the Loans under the Loan Agreement or (ii) any other amount payable by the Borrower for which there is no corresponding payment obligation of the Owner under the Operative Agreements (in connection with the Notes or otherwise); or

Participation Agreement

(p)           Any “Default” or “Event of Default” under the Loan Agreement that is not directly caused by a Default by the Owner under the Operative Agreements (including, without limitation, any Expense relating to the enforcement of the terms of the Loan Agreement or the Borrower Security Agreement while no Event of Default is continuing).

For purposes of this Section 7.1, a Person shall be considered a “related” Indemnitee with respect to an Indemnitee if such Person is an Affiliate or employer of such Indemnitee, a director, officer, employee, agent, or servant of such Indemnitee or any such Affiliate or a successor or permitted assignee of any of the foregoing.

7.1.3        Separate Agreement. This Agreement constitutes a separate agreement with respect to each Indemnitee and is enforceable directly by each such Indemnitee.

7.1.4        Notice. If a claim for any Expense that an Indemnitee shall be indemnified against under this Section 7.1 is made, such Indemnitee shall give prompt written notice thereof to Owner. Notwithstanding the foregoing, the failure of any Indemnitee to notify Owner as provided in this Section 7.1.4, or in Section 7.1.5, shall not release Owner from any of its obligations to indemnify such Indemnitee hereunder, except to the extent that such failure results in an additional Expense to Owner (in which event Owner shall not be responsible for such additional expense) or materially impairs Owner’s ability to contest such claim.

7.1.5        Notice of Proceedings; Defense of Claims; Limitations.

(a)           In case any action, suit or proceeding shall be brought against any Indemnitee for which Owner is responsible under this Section 7.1, such Indemnitee shall notify Owner of the commencement thereof and Owner may, at its expense, participate in and to the extent that it shall wish (subject to the provisions of the following paragraph), assume and control the defense thereof and, subject to Section 7.1.5(c), settle or compromise the same.

(b)           Owner or its insurer(s) shall have the right, at its or their expense, to investigate or, if Owner or its insurer(s) shall agree not to dispute liability to the Indemnitee giving notice of such action, suit or proceeding under this Section 7.1.5 for indemnification hereunder or under any insurance policies pursuant to which coverage is sought, control the defense of, any action, suit or proceeding, relating to any Expense for which indemnification is sought pursuant to this Section 7.1, and each Indemnitee shall cooperate with Owner or its insurer(s) with respect thereto; provided that, Owner shall not be entitled to control the defense of any such action, suit, proceeding or compromise any such Expense during the continuance of any Event of Default. In connection with any such action, suit or proceeding being controlled by Owner, such Indemnitee shall have the right to participate therein, at its sole cost and expense, with counsel reasonably satisfactory to Owner; provided that, such Indemnitee’s participation does not, in the reasonable opinion of the independent counsel appointed by the Owner or its insurers to conduct such proceedings, interfere with the defense of such case.

Participation Agreement

(c)           In no event shall any Indemnitee enter into a settlement or other compromise with respect to any Expense without the prior written consent of Owner, which consent shall not be unreasonably withheld or delayed, unless such Indemnitee waives its right to be indemnified with respect to such Expense under this Section 7.1.

(d)           In the case of any Expense indemnified by the Owner hereunder which is covered by a policy of insurance maintained by Owner pursuant to Section 4.06 of the Trust Indenture, at Owner’s expense, each Indemnitee agrees to cooperate with the insurers in the exercise of their rights to investigate, defend or compromise such Expense as may be required to retain the benefits of such insurance with respect to such Expense.

(e)           If an Indemnitee is not a party to this Agreement, Owner may require such Indemnitee to agree in writing to the terms of this Section 7 and Section 11.8 prior to making any payment to such Indemnitee under this Section 7.

(f)            Nothing contained in this Section 7.1.5 shall be deemed to require an Indemnitee to contest any Expense or to assume responsibility for or control of any judicial proceeding with respect thereto.

7.1.6        Information. Owner will provide the relevant Indemnitee with such information not within the control of such Indemnitee, as is in Owner’s control or is reasonably available to Owner, which such Indemnitee may reasonably request and will otherwise cooperate with such Indemnitee so as to enable such Indemnitee to fulfill its obligations under Section 7.1.5. The Indemnitee shall supply Owner with such information not within the control of Owner, as is in such Indemnitee’s control or is reasonably available to such Indemnitee, which Owner may reasonably request to control or participate in any proceeding to the extent permitted by Section 7.1.5.

7.1.7        Effect of Other Indemnities; Subrogation; Further Assurances. Upon the payment in full by Owner of any indemnity provided for under this Agreement, Owner, without any further action and to the full extent permitted by Law, will be subrogated to all rights and remedies of the person indemnified (other than with respect to any of such Indemnitee’s insurance policies or in connection with any indemnity claim such Indemnitee may have under Section 6.03 or 8.01 of the Trust Indenture) in respect of the matter as to which such indemnity was paid. Each Indemnitee will give such further assurances or agreements and cooperate with Owner to permit Owner to pursue such claims, if any, to the extent reasonably requested by Owner and at Owner’s expense.

7.1.8        Refunds. If an Indemnitee receives any refund, in whole or in part, with respect to any Expense paid by Owner hereunder, it will promptly pay the amount refunded (but not an amount in excess of the amount Owner or any of its insurers has paid in respect of such Expense) over to Owner unless an Event of Default shall have occurred and be continuing, in which case such amounts shall be paid over to Mortgagee to hold as security for Owner’s obligations under the Operative Agreements or, if requested by Owner, applied to satisfy such obligations.

Participation Agreement

7.2            Expenses.

7.2.1        Invoices and Payment. The Mortgagee, the Applicable Trustees and the Subordination Agent shall promptly submit to Owner for its prompt approval (which shall not be unreasonably withheld) copies of invoices in reasonable detail of the Transaction Expenses for which it is responsible for providing information as they are received (but in no event later than the 90th day after the Closing Date). If so submitted and approved, the Owner agrees promptly, but in any event no later than the 105th day after the Closing Date, to pay such Transaction Expenses.

7.2.2        Payment of Other Expenses. Owner shall pay (i) the ongoing fees and expenses of Mortgagee, (ii) all reasonable out-of-pocket costs and expenses (including the reasonable fees and disbursements of counsel) incurred by Mortgagee or any Note Holder attributable to any waiver, amendment or modification of any Operative Agreement to the extent requested by Owner and (iii) (a) to the Class A-1 Trust, for the account of the Lenders, all reasonable out-of-pocket expenses incurred by the Lenders (including the reasonable fees, charges and disbursements of counsel for the Lenders), in connection with the preparation, negotiation, execution and delivery of the Loan Agreement and the other Operative Agreements, or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated thereby shall be consummated) and (b) all out-of-pocket expenses incurred by any Lender or Delta (including the fees, charges and disbursements of any counsel for any Lender or Delta), in connection with any Event of Default and any related enforcement or protection of its rights (I) in connection with the Loan Agreement and the other Operative Agreements, including its rights under this Section, or (II) in connection with the Loans made under the Loan Agreement, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

7.3            General Tax Indemnity.

7.3.1        General. Except as provided in Section 7.3.2, Owner agrees that each payment paid by Owner under the Equipment Notes, and any other payment or indemnity paid by Owner to a Tax Indemnitee under any Operative Agreement, shall be free of all withholdings or deductions with respect to Taxes of any nature (other than U.S. federal, state or local withholding taxes on, based on or measured by gross or net income, including, without limitation, any such taxes imposed under FATCA), and in the event that Owner shall be required by applicable law to make any such withholding or deduction for any such payment (x) Owner shall make all such withholdings or deductions, (y) the amount payable by Owner shall be increased so that after making all required withholdings or deductions such Tax Indemnitee receives the same amount that it would have received had no such withholdings or deductions been made, and (z) Owner shall pay the full amount withheld or deducted to the relevant Taxing Authority in accordance with applicable law. Except as provided in Section 7.3.2 and whether or not any of the transactions contemplated hereby are consummated, and without duplication of any amounts payable by Owner under Section 1(j) of the Note Purchase Agreement, Owner shall pay, indemnify, protect, defend and hold each Tax Indemnitee harmless from all Taxes imposed by any Taxing Authority that may from time to time be imposed on or asserted against any Tax Indemnitee or any Aircraft, any Airframe, any Engine or any Part or any interest in any of the foregoing (whether or not indemnified against by any other Person), upon or with respect to the Operative Agreements or the transactions or payments contemplated thereby, including but not limited to any Tax imposed upon or with respect to (x) any Aircraft, any Airframe, any Engine, any Part, any Operative Agreement (including without limitation any Equipment Notes) or any data or any other thing delivered or to be delivered under an Operative Agreement, (y) the purchase, manufacture, acceptance, rejection, sale, transfer of title, return, ownership, mortgaging, delivery, transport, charter, rental, lease, re-lease, sublease, assignment, possession, repossession, presence, use, condition, storage, preparation, maintenance, modification, alteration, improvement, operation, registration, transfer or change of registration, reregistration, repair, replacement, overhaul, location, control, the imposition of any Lien, financing, refinancing requested by the Owner, abandonment or other disposition of any Aircraft, any Airframe, any Engine, any Part, any data or any other thing delivered or to be delivered under an Operative Agreement or (z) interest, fees or any other income, proceeds, receipts or earnings, whether actual or deemed, arising upon, in connection with, or in respect of, any of the Operative Agreements (including the property or income or other proceeds with respect to property held as part of the Collateral) or the transactions contemplated thereby.

Participation Agreement

7.3.2        Certain Exceptions. The provisions of Section 7.3.1 shall not apply to, and Owner shall have no liability hereunder for, Taxes:

(a)            imposed on a Tax Indemnitee by the federal government of the United States or any Taxing Authority or governmental subdivision of the United States or therein (including any state or local Taxing Authority) (i) on, based on, or measured by, gross or net income or gross or net receipts, including capital gains taxes, excess profits taxes, minimum taxes from tax preferences, alternative minimum taxes, branch profits taxes, accumulated earnings taxes, personal holding company taxes, succession taxes and estate taxes, and any withholding taxes on, based on or measured by gross or net income or receipts, including, without limitation, any such taxes imposed under FATCA or (ii) on, or with respect to, or measured by, capital or net worth or in the nature of a franchise tax or a tax for the privilege of doing business (other than, in the case of clause (i) or (ii), sales, use, license or property Taxes);

(b)           imposed on a Tax Indemnitee by any Taxing Authority or governmental subdivision thereof or therein outside of the United States (including any Taxing Authority in or of a territory, possession or commonwealth of the United States) (i) on, based on, or measured by, gross or net income or gross or net receipts, including capital gains taxes, excess profits taxes, minimum taxes from tax preferences, alternative minimum taxes, branch profits taxes, accumulated earnings taxes, personal holding company taxes, succession taxes and estate taxes, and any withholding taxes on, based on or measured by gross or net income or receipts or (ii) on, or with respect to, or measured by, capital or net worth or in the nature of a franchise tax or a tax for the privilege of doing business (other than, in the case of clause (i) or (ii), (A) sales, use, license or property Taxes, or (B) any Taxes imposed by any Taxing Authority (other than a Taxing Authority within whose jurisdiction such Tax Indemnitee is incorporated or organized or maintains its principal place of business) if such Tax Indemnitee would not have been subject to Taxes of such type by such jurisdiction but for (I) the location, use or operation of any Aircraft, any Airframe, any Engine or any Part thereof by an Owner Person within the jurisdiction of the Taxing Authority imposing such Tax, or (II) the activities of any Owner Person in such jurisdiction, including, but not limited to, use of any other aircraft by Owner in such jurisdiction, (III) the status of any Owner Person as a foreign entity or as an entity owned in whole or in part by foreign persons, (IV) Owner having made (or having been deemed to have made) payments to such Tax Indemnitee from the relevant jurisdiction or (V) in the case of the Class A-1 Trust, the Note Holders or any related Tax Indemnitee, the Owner being incorporated or organized or maintaining a place of business or conducting activities in such jurisdiction);

Participation Agreement

(c)           on, or with respect to, or measured by, any trustee fees, commissions or compensation received by any Applicable Trustee, Subordination Agent or Mortgagee;

(d)           that are being contested as provided in Section 7.3.4 hereof;

(e)           imposed on any Tax Indemnitee to the extent that such Taxes result from the gross negligence or willful misconduct of such Tax Indemnitee or any Affiliate thereof;

(f)            imposed on or with respect to a Tax Indemnitee (including the transferee in those cases in which the Tax on transfer is imposed on, or is collected from, the transferee) as a result of a transfer or other disposition (including a deemed transfer or disposition) by such Tax Indemnitee or a related Tax Indemnitee of any interest in any Aircraft, any Airframe, any Engine or any Part, any interest arising under the Operative Agreements, any Equipment Note or any Loan or as a result of a transfer or disposition (including a deemed transfer or disposition) of any interest in a Tax Indemnitee (other than (A) a substitution or replacement of any Aircraft, any Airframe, any Engine or any Part by an Owner Person that is treated for Tax purposes as a transfer or disposition, or (B) a transfer pursuant to an exercise of remedies upon an Event of Default that shall have occurred and have been continuing);

(g)           Taxes in excess of those that would have been imposed had there not been a transfer or other disposition by or to such Tax Indemnitee or a related Tax Indemnitee described in paragraph (f) above;

(h)           consisting of any interest, penalties or additions to tax imposed on a Tax Indemnitee as a result of (in whole or in part) failure of such Tax Indemnitee or a related Tax Indemnitee to file any return properly and timely, unless such failure shall be caused by the failure of Owner to fulfill its obligations, if any, under Section 7.3.6 with respect to such return;

Participation Agreement

(i)            resulting from, or that would not have been imposed but for, any Liens arising as a result of claims against, or acts or omissions of, or otherwise attributable to such Tax Indemnitee or a related Tax Indemnitee that the Owner is not obligated to discharge under the Operative Agreements;

(j)            imposed on any Tax Indemnitee as a result of the breach by such Tax Indemnitee or a related Tax Indemnitee of any covenant of such Tax Indemnitee or any Affiliate thereof contained in any Operative Agreement or the Loan Agreement or the inaccuracy of any representation or warranty by such Tax Indemnitee or any Affiliate thereof in any Operative Agreement or the Loan Agreement;

(k)           in the nature of an intangible or similar Tax upon or with respect to the value or principal amount of the interest of any Note Holder in any Equipment Note or the loan evidenced thereby, or of any Lender in any Loan, but only if such Taxes are in the nature of franchise Taxes or result from the Tax Indemnitee doing business in the taxing jurisdiction and are imposed because of the place of incorporation or the activities unrelated to the transactions contemplated by the Operative Agreements or the Loan Agreement in the taxing jurisdiction of such Tax Indemnitee;

(l)            imposed on a Tax Indemnitee by a Taxing Authority of a jurisdiction outside the United States to the extent that such Taxes would not have been imposed but for a connection between the Tax Indemnitee or a related Tax Indemnitee and such jurisdiction imposing such Tax unrelated to the transactions contemplated by the Operative Agreements; or

(m)          Taxes relating to ERISA or Section 4975 of the Code.

For purposes hereof, a Tax Indemnitee and any other Tax Indemnitees that are successors, assigns, agents, servants or Affiliates of such Tax Indemnitee shall be related Tax Indemnitees.

7.3.3        Payment.

(a)           Owner’s indemnity obligation to a Tax Indemnitee under this Section 7.3 shall equal the amount which, after taking into account any Tax imposed upon the receipt or accrual of the amounts payable under this Section 7.3 and any tax benefits actually recognized by such Tax Indemnitee as a result of the indemnifiable Tax (including, without limitation, any benefits recognized as a result of an indemnifiable Tax being utilized by such Tax Indemnitee as a credit against Taxes not indemnifiable under this Section 7.3), shall equal the amount of the Tax indemnifiable under this Section 7.3.

Participation Agreement

(b)           At Owner’s request, the computation of the amount of any indemnity payment owed by Owner or any amount owed by a Tax Indemnitee to Owner pursuant to this Section 7.3 shall be verified and certified by an independent public accounting firm selected by such Tax Indemnitee and reasonably satisfactory to Owner. Such verification shall be binding. The costs of such verification (including the fee of such public accounting firm) shall be borne by Owner unless such verification shall result in an adjustment in Owner’s favor of 5% or more of the net present value of the payment as computed by such Tax Indemnitee, in which case the costs shall be paid by such Tax Indemnitee.

(c)           Each Tax Indemnitee shall provide Owner with such certifications, information and documentation as shall be in such Tax Indemnitee’s possession and as shall be reasonably requested by Owner to minimize any indemnity payment pursuant to this Section 7.3; provided, that notwithstanding anything to the contrary contained herein, no Tax Indemnitee shall be required to provide Owner with any Tax returns.

(d)           Each Tax Indemnitee shall promptly forward to Owner any written notice, bill or advice received by it from any Taxing Authority concerning any Tax for which it seeks indemnification under this Section 7.3. Owner shall pay any amount for which it is liable pursuant to this Section 7.3 directly to the appropriate Taxing Authority if legally permissible or upon demand of a Tax Indemnitee, to such Tax Indemnitee within 30 days of such demand (or, if a contest occurs in accordance with Section 7.3.4, within 30 days after a Final Determination (as defined below)), but in no event more than one Business Day prior to the date the Tax to which such amount payable hereunder relates is due. If requested by a Tax Indemnitee in writing, Owner shall furnish to the appropriate Tax Indemnitee the original or a certified copy of a receipt for Owner’s payment of any Tax paid by Owner or such other evidence of payment of such Tax as is acceptable to such Tax Indemnitee. Owner shall also furnish promptly upon written request such data as any Tax Indemnitee may reasonably require to enable such Tax Indemnitee to comply with the requirements of any taxing jurisdiction unless such data is not reasonably available to Owner or, unless such data is specifically requested by a Taxing Authority, is not customarily furnished by domestic air carriers under similar circumstances. For purposes of this Section 7.3, a “Final Determination” shall mean (i) a decision, judgment, decree or other order by any court of competent jurisdiction that occurs pursuant to the provisions of Section 7.3.4, which decision, judgment, decree or other order has become final and unappealable, (ii) a closing agreement or settlement agreement entered into in accordance with Section 7.3.4 that has become binding and is not subject to further review or appeal (absent fraud, misrepresentation, etc.), or (iii) the termination of administrative proceedings and the expiration of the time for instituting a claim in a court proceeding.

Participation Agreement

(e)           If any Tax Indemnitee shall actually realize a tax savings by reason of any Tax paid or indemnified by Owner pursuant to this Section 7.3 (whether such tax savings shall be by means of a foreign tax credit, depreciation or cost recovery deduction or otherwise) and such savings is not otherwise taken into account in computing such payment or indemnity such Tax Indemnitee shall pay to Owner an amount equal to the lesser of (i) the amount of such tax savings, plus any additional tax savings recognized as the result of any payment made pursuant to this sentence, when, as, if, and to the extent, realized or (ii) the amount of all payments pursuant to this Section 7.3 by Owner to such Tax Indemnitee (less any payments previously made by such Tax Indemnitee to Owner pursuant to this Section 7.3.3(e)) (and the excess, if any, of the amount described in clause (i) over the amount described in clause (ii) shall be carried forward and applied to reduce pro tanto any subsequent obligations of Owner to make payments to such Tax Indemnitee pursuant to this Section 7.3); provided, that such Tax Indemnitee shall not be required to make any payment pursuant to this sentence so long as an Indenture Event of Default of a monetary nature has occurred and is continuing. If a tax benefit is later disallowed or denied, the disallowance or denial shall be treated as a Tax indemnifiable under Section 7.3.1 without regard to the provisions of Section 7.3.2 (other than Section 7.3.2(f)). Each such Tax Indemnitee shall in good faith use reasonable efforts in filing its tax returns and in dealing with Taxing Authorities to seek and claim any such tax benefit.

7.3.4        Contest.

(a)            If a written claim is made against a Tax Indemnitee for Taxes with respect to which Owner could be liable for payment or indemnity hereunder, or if a Tax Indemnitee makes a determination that a Tax is due for which Owner could have an indemnity obligation hereunder, such Tax Indemnitee shall promptly give Owner notice in writing of such claim (provided, that failure to so notify Owner shall not relieve Owner of its indemnity obligations hereunder unless such failure to notify effectively forecloses Owner’s rights to require a contest of such claim) and shall take no action with respect to such claim without the prior written consent of Owner for 30 days following the receipt of such notice by Owner; provided, that, in the case of a claim made against a Tax Indemnitee, if such Tax Indemnitee shall be required by law to take action prior to the end of such 30-day period, such Tax Indemnitee shall, in such notice to Owner, so inform Owner, and such Tax Indemnitee shall take no action for as long as it is legally able to do so (it being understood that a Tax Indemnitee shall be entitled to pay the Tax claimed and sue for a refund prior to the end of such 30-day period if (i)(A) the failure to so pay the Tax would result in substantial penalties (unless immediately reimbursed by Owner) and the act of paying the Tax would not materially prejudice the right to contest or (B) the failure to so pay would result in criminal penalties and (ii) such Tax Indemnitee shall take any action so required in connection with so paying the Tax in a manner that is the least prejudicial to the pursuit of the contest). In addition, such Tax Indemnitee shall (provided, that Owner shall have agreed to keep such information confidential other than to the extent necessary in order to contest the claim) furnish Owner with copies of any requests for information from any Taxing Authority relating to such Taxes with respect to which Owner may be required to indemnify hereunder. If requested by Owner in writing within 30 days after its receipt of such notice, such Tax Indemnitee shall, at the expense of Owner (including, without limitation, all reasonable costs, expenses and reasonable attorneys’ and accountants’ fees and disbursements), in good faith contest (or, if permitted by applicable law, allow Owner to contest) through appropriate administrative and judicial proceedings the validity, applicability or amount of such Taxes by (I) resisting payment thereof, (II) not paying the same except under protest if protest is necessary and proper or (III) if the payment is made, using reasonable efforts to obtain a refund thereof in an appropriate administrative and/or judicial proceeding. If requested to do so by Owner, the Tax Indemnitee shall appeal any adverse administrative or judicial decision, except that the Tax Indemnitee shall not be required to pursue any appeals to the United States Supreme Court. If and to the extent the Tax Indemnitee is able to separate the contested issue or issues from other issues arising in the same administrative or judicial proceeding that are unrelated to the transactions contemplated by the Operative Agreements without, in the good faith judgment of such Tax Indemnitee, adversely affecting such Tax Indemnitee, such Tax Indemnitee shall permit Owner to control the conduct of any such proceeding and shall provide to Owner (at Owner’s cost and expense) with such information or data that is in such Tax Indemnitee’s control or possession that is reasonably necessary to conduct such contest. In the case of a contest controlled by a Tax Indemnitee, such Tax Indemnitee shall consult with Owner in good faith regarding the manner of contesting such claim and shall keep Owner reasonably informed regarding the progress of such contest. A Tax Indemnitee shall not fail to take any action expressly required by this Section 7.3.4 (including, without limitation, any action regarding any appeal of an adverse determination with respect to any claim) or settle or compromise any claim without the prior written consent of the Owner (except as contemplated by Section 7.3.4(b) or (c)).

Participation Agreement

(b)           Notwithstanding the foregoing, in no event shall a Tax Indemnitee be required to pursue any contest (or to permit Owner to pursue any contest) unless (i) Owner shall have agreed to pay such Tax Indemnitee on demand all reasonable costs and expenses incurred by such Tax Indemnitee in connection with contesting such Taxes, including, without limitation, all reasonable out of pocket costs and expenses and reasonable attorneys’ and accountants’ fees and disbursements, (ii) if such contest shall involve the payment of the claim, Owner shall advance the amount thereof (to the extent indemnified hereunder) plus interest, penalties and additions to tax with respect thereto that are required to be paid prior to the commencement of such contest on an interest-free after-Tax basis to such Tax Indemnitee (and such Tax Indemnitee shall promptly pay to the Owner any net realized tax benefits resulting from such advance including any tax benefits resulting from making such payment), (iii) such Tax Indemnitee shall have reasonably determined that the action to be taken will not result in any material risk of forfeiture, sale or loss of any Aircraft (unless Owner shall have made provisions to protect the interests of any such Tax Indemnitee in a manner reasonably satisfactory to such Tax Indemnitee) (provided, that such Tax Indemnitee agrees to notify Owner in writing promptly after it becomes aware of any such risk), (iv) no Indenture Event of Default shall have occurred and be continuing unless Owner has provided security for its obligations hereunder by advancing to such Tax Indemnitee before proceeding or continuing with such contest, the amount of the Tax being contested, plus any interest and penalties and an amount estimated in good faith by such Tax Indemnitee for expenses, and (v) prior to commencing any judicial action controlled by Owner, Owner shall have acknowledged its liability for such claim hereunder, provided that Owner shall not be bound by its acknowledgment if the Final Determination articulates conclusions of law and fact that demonstrate that Owner has no liability for the contested amounts hereunder. Notwithstanding the foregoing, if any Tax Indemnitee shall release, waive, compromise or settle any claim which may be indemnifiable by Owner pursuant to this Section 7.3 without the written permission of Owner, Owner’s obligation to indemnify such Tax Indemnitee with respect to such claim (and all directly related claims and claims based on the outcome of such claim) shall terminate, subject to Section 7.3.4(c), and subject to Section 7.3.4(c), such Tax Indemnitee shall repay to Owner any amount previously paid or advanced to such Tax Indemnitee with respect to such claim, plus interest at the rate that would have been payable by the relevant Taxing Authority with respect to a refund of such Tax.

Participation Agreement

(c)            Notwithstanding anything contained in this Section 7.3, a Tax Indemnitee will not be required to contest the imposition of any Tax and shall be permitted to settle or compromise any claim without Owner’s consent if such Tax Indemnitee (i) shall waive its right to indemnity under this Section 7.3 with respect to such Tax (and any directly related claim and any claim the outcome of which is determined based upon the outcome of such claim), (ii) shall pay to Owner any amount previously paid or advanced by Owner pursuant to this Section 7.3 with respect to such Tax, plus interest at the rate that would have been payable by the relevant Taxing Authority with respect to a refund of such Tax, and (iii) shall agree to discuss with Owner the views or positions of any relevant Taxing Authority with respect to the imposition of such Tax.

7.3.5        Refund. If any Tax Indemnitee shall receive a refund of, or be entitled to a credit against other liability for, all or any part of any Taxes paid, reimbursed or advanced by Owner, such Tax Indemnitee shall pay to Owner within 30 days of such receipt an amount equal to the lesser of (a) the amount of such refund or credit plus any net tax benefit (taking into account any Taxes incurred by such Tax Indemnitee by reason of the receipt of such refund or realization of such credit) actually realized by such Tax Indemnitee as a result of any payment by such Tax Indemnitee made pursuant to this sentence (including this clause (a)) and (b) such tax payment, reimbursement or advance by Owner to such Tax Indemnitee theretofore made pursuant to this Section 7.3 (and the excess, if any, of the amount described in clause (a) over the amount described in clause (b) shall be carried forward and applied to reduce pro tanto any subsequent obligation of Owner to make payments to such Tax Indemnitee pursuant to this Section 7.3). If, in addition to such refund or credit, such Tax Indemnitee shall receive (or be credited with) an amount representing interest on the amount of such refund or credit, such Tax Indemnitee shall pay to Owner within 30 days of such receipt or realization of such credit that proportion of such interest that shall be fairly attributable to Taxes paid, reimbursed or advanced by Owner prior to the receipt of such refund or realization of such credit.

Participation Agreement

7.3.6        Tax Filing. If any report, return or statement is required to be filed with respect to any Tax which is subject to indemnification under this Section 7.3, Owner shall timely file the same (except for any such report, return or statement which a Tax Indemnitee has timely notified the Owner in writing that such Tax Indemnitee intends to file, or for which such Tax Indemnitee is required by law to file, in its own name); provided, that the relevant Tax Indemnitee shall furnish Owner with any information in such Tax Indemnitee’s possession or control that is reasonably necessary to file any such return, report or statement and is reasonably requested in writing by Owner (it being understood that the Tax Indemnitee shall not be required to furnish copies of its actual tax returns, although it may be required to furnish relevant information contained therein). Owner shall either file such report, return or statement and send a copy of such report, return or statement to such Tax Indemnitee, or, where Owner is not permitted to file such report, return or statement, it shall notify such Tax Indemnitee of such requirement and prepare and deliver such report, return or statement to such Tax Indemnitee in a manner satisfactory to such Tax Indemnitee within a reasonable time prior to the time such report, return or statement is to be filed.

7.3.7        Forms. Each Tax Indemnitee agrees to furnish from time to time to Owner or Mortgagee or to such other person as Owner or Mortgagee may designate, at Owner’s or Mortgagee’s request, such duly executed and properly completed forms as may be necessary or appropriate in order to claim any reduction of or exemption from any withholding or other Tax imposed by any Taxing Authority, if (x) such reduction or exemption is available to such Tax Indemnitee and (y) Owner has provided such Tax Indemnitee with any information necessary to complete such form not otherwise reasonably available to such Tax Indemnitee.

7.3.8        Non-Parties. If a Tax Indemnitee is not a party to this Agreement, Owner may require the Tax Indemnitee to agree in writing, in a form reasonably acceptable to Owner, to the terms of this Section 7.3 and Section 11.8 prior to making any payment to such Tax Indemnitee under this Section 7.3.

7.3.9        Subrogation. Upon payment of any Tax by Owner pursuant to this Section 7.3 to or on behalf of a Tax Indemnitee, Owner, without any further action, shall be subrogated to any claims that such Tax Indemnitee may have relating thereto. Such Tax Indemnitee shall cooperate with Owner (to the extent such cooperation does not result in any unreimbursed cost, expense or liability to such Tax Indemnitee) to permit Owner to pursue such claims.

7.4            Payments. Any payments made pursuant to Section 7.1 or 7.3 shall be due on the 60th day after demand therefor and shall be made directly to the relevant Indemnitee or Tax Indemnitee or to Owner, in immediately available funds at such bank or to such account as specified by such Indemnitee or Tax Indemnitee or Owner, as the case may be, in written directives to the payor, or, if no such direction shall have been given, by check of the payor payable to the order of, and mailed to, such Indemnitee or Tax Indemnitee or Owner, as the case may be, by certified mail, postage prepaid, at its address as set forth in this Agreement.

7.5            Interest. If any amount, payable by Owner, any Indemnitee or any Tax Indemnitee under Section 7.1 or 7.3 is not paid when due, the person obligated to make such payment shall pay on demand, to the extent permitted by Law, to the person entitled thereto, interest on any such amount for the period from and including the due date for such amount to but excluding the date the same is paid, at the Payment Due Rate. Such interest shall be paid in the same manner as the unpaid amount in respect of which such interest is due.

Participation Agreement

7.6            Benefit of Indemnities. The obligations of Owner in respect of all indemnities, obligations, adjustments and payments in Section 7.1 or 7.3 are expressly made for the benefit of, and shall be enforceable by, the Indemnitee or Tax Indemnitee entitled thereto, notwithstanding any provision of the Trust Indenture.

SECTION 8.         ASSIGNMENT OR TRANSFER OF INTEREST

8.1            Note Holders. Subject to Section 5.3.2 hereof and Section 2.07 of the Trust Indenture, any Note Holder may, at any time and from time to time, Transfer or grant participations in all or any portion of the Equipment Notes and/or all or any portion of its beneficial interest in its Equipment Notes to any person (it being understood that the sale or issuance of the Trust Obligations by an Applicable Trustee shall not be considered a Transfer or participation); provided, that any participant in any such participations shall not have any direct rights under the Operative Agreements or any Lien on all or any part of any Aircraft or any other Collateral and Owner shall not have any increased liability or obligations as a result of any such participation; and, provided further, that any Transfer or participation to a Prohibited Transferee (as defined in the Note Purchase Agreement) or an Affiliate of a Prohibited Transferee by a Note Holder shall require the prior written consent of the Owner and Delta (and any attempted Transfer or participation by a Note Holder to a Prohibited Transferee or an Affiliate of a Prohibited Transferee without such consent shall be null and void) unless (i) such Transfer or participation is contemplated pursuant to an exercise of remedies in accordance with Article V of the Trust Indenture while an Event of Default has occurred and is continuing and (ii) Delta is in breach of the Delta Credit Support Agreement. In the case of any such Transfer, the Transferee, by acceptance of Equipment Notes in connection with such Transfer, shall be deemed to be bound by (i) all of the covenants of Note Holders contained in the Operative Agreements and (ii) certain terms of the Intercreditor Agreement as specified in such Equipment Notes and/or Section 2.07 of the Trust Indenture.

8.2            Effect of Transfer. Upon any Transfer in accordance with Section 8.1 (other than any Transfer by any Note Holder, to the extent it only grants participations in Equipment Notes or in its beneficial interest therein), Transferee shall be deemed a “Note Holder,” for all purposes of this Agreement and the other Operative Agreements, and the transferring Note Holder shall be released from all of its liabilities and obligations under this Agreement and any other Operative Agreements to the extent such liabilities and obligations arise after such Transfer and, in each case, to the extent such liabilities and obligations are assumed by the Transferee; provided, that such transferring Note Holder (and its respective Affiliates, successors, assigns, agents, servants, representatives, directors and officers) will continue to have the benefit of any rights or indemnities under any Operative Agreement vested or relating to circumstances, conditions, acts or events prior to such Transfer.

SECTION 9.         SECTION 1110

It is the intention of each of the Owner, the Note Holders (such intention being evidenced by each of their acceptance of an Equipment Note), and Mortgagee that Mortgagee shall be entitled to the benefits of Section 1110 in the event of a case under Chapter 11 of the Bankruptcy Code in which Owner is a debtor.

Participation Agreement

SECTION 10.       CHANGE OF CITIZENSHIP

10.1          Generally. Without prejudice to the representations, warranties or covenants regarding the status of any party hereto as a Citizen of the United States, each of Owner, WTNA and Mortgagee agrees that it will, immediately upon obtaining knowledge of any facts that would cast doubt upon its continuing status as a Citizen of the United States and promptly upon public disclosure of negotiations in respect of any transaction which would or might adversely affect such status, notify in writing all parties hereto of all relevant matters in connection therewith.

10.2          Mortgagee. Upon WTNA giving any notice in accordance with Section 10.1, Mortgagee shall (if and so long as such citizenship is necessary under the Act as in effect at such time or, if it is not necessary, if and so long as Mortgagee’s citizenship could have any adverse effect on Owner, or any Note Holder), subject to Section 9.02 of the Trust Indenture, resign as Mortgagee promptly upon its ceasing to be such a citizen.

SECTION 11.       MISCELLANEOUS

11.1          Amendments. No provision of this Agreement may be amended, supplemented, waived, modified, discharged, terminated or otherwise varied orally, but only by an instrument in writing that specifically identifies the provision of this Agreement that it purports to amend, supplement, waive, modify, discharge, terminate or otherwise vary and is signed by the party against which the enforcement of the amendment, supplement, waiver, modification, discharge, termination or variance is sought. The Owner and the Mortgagee may enter into one or more agreements supplemental hereto without the consent of any Note Holder to provide for the issuance (and payment and reissuance) from time to time of one or more separate series of Additional Series Equipment Notes (and any Related Additional Series Equipment Notes) and for Trust Obligations of any Applicable Trustee that acquires any such Equipment Notes and to make changes relating to any of the foregoing (including without limitation to provide for the relative priority of different series of Additional Series Equipment Notes as between such series), provided that such Equipment Notes are issued in accordance with the Note Purchase Agreement and Section 9.1 of the Intercreditor Agreement. Each such amendment, supplement, waiver, modification, discharge, termination or variance shall be effective only in the specific instance and for the specific purpose for which it is given. No provision of this Agreement shall be varied or contradicted by oral communication, course of dealing or performance or other manner not set forth in an agreement, document or instrument in writing and signed by the party against which enforcement of the same is sought.

11.2          Severability. If any provision hereof shall be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the extent permitted by Law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. If, however, any Law pursuant to which such provisions are held invalid, illegal or unenforceable may be waived, such Law is hereby waived by the parties hereto to the full extent permitted, to the end that this Agreement shall be deemed to be a valid and binding agreement in all respects, enforceable in accordance with its terms.

Participation Agreement

11.3          Survival. The indemnities and expense provisions set forth herein shall survive the delivery or return of the Aircraft, the Transfer of any interest by any Note Holder of its Equipment Note and the expiration or other termination of this Agreement or any other Operative Agreement.

11.4          Reproduction of Documents. This Agreement, all schedules and exhibits hereto and all agreements, instruments and documents relating hereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed and (b) financial statements, certificates and other information previously or hereafter furnished to any party hereto, may be reproduced by such party by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process, and such party may destroy any original documents so reproduced. Any such reproduction shall be as admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such party in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction likewise is admissible in evidence.

11.5          Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts (or upon separate signature pages bound together into one or more counterparts), each of which when so executed shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

11.6          No Waiver. No failure on the part of any party hereto to exercise, and no delay by any party hereto in exercising, any of its respective rights, powers, remedies or privileges under this Agreement or provided at Law, in equity or otherwise shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach hereof or default hereunder or as an acquiescence therein nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof by it or the exercise of any other right, power, remedy or privilege by it. No notice to or demand on any party hereto in any case shall, unless otherwise required under this Agreement, entitle such party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any party hereto to any other or further action in any circumstances without notice or demand.

11.7          Notices. Unless otherwise expressly permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers and other communications required or permitted to be made, given, furnished or filed hereunder shall be in writing (it being understood that the specification of a writing in certain instances and not in others does not imply an intention that a writing is not required as to the latter), shall refer specifically to this Agreement or other applicable Operative Agreement, and shall be personally delivered, sent by facsimile or telecommunication transmission (which in either case provides written confirmation to the sender of its delivery), sent by registered mail or certified mail, return receipt requested, postage prepaid, or sent by overnight courier service, in each case to the respective address, or facsimile number set forth for such party in Schedule 1, or to such other address, facsimile or other number as each party hereto may hereafter specify by notice to the other parties hereto. Each such notice, request, demand, authorization, direction, consent, waiver or other communication shall be effective when received or, if made, given, furnished or filed (a) by facsimile or telecommunication transmission, when confirmed, or (b) by registered or certified mail, three Business Days after being deposited, properly addressed, with the U.S. Postal Service.

Participation Agreement

11.8          GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE.

(a)            THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK.

(b)            EACH PARTY HERETO HEREBY IRREVOCABLY AGREES, ACCEPTS AND SUBMITS ITSELF TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN THE CITY AND COUNTY OF NEW YORK AND OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN CONNECTION WITH ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTER RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

(c)            EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS AND AGREES TO THE SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE BY MAILING COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, AT THE ADDRESS SET FORTH PURSUANT TO SECTION 11.7. EACH PARTY HERETO HEREBY AGREES THAT SERVICE UPON IT, OR ANY OF ITS AGENTS, IN EACH CASE IN ACCORDANCE WITH THIS SECTION 11.8(c), SHALL CONSTITUTE VALID AND EFFECTIVE PERSONAL SERVICE UPON SUCH PARTY, AND EACH PARTY HERETO HEREBY AGREES THAT THE FAILURE OF ANY OF ITS AGENTS TO GIVE ANY NOTICE OF SUCH SERVICE TO ANY SUCH PARTY SHALL NOT IMPAIR OR AFFECT IN ANY WAY THE VALIDITY OF SUCH SERVICE ON SUCH PARTY OR ANY JUDGMENT RENDERED IN ANY ACTION OR PROCEEDING BASED THEREON.

(d)            EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY LEGAL ACTION OR PROCEEDING BROUGHT HEREUNDER IN ANY OF THE ABOVE-NAMED COURTS, THAT SUCH ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT VENUE FOR THE ACTION OR PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT OR ANY OTHER OPERATIVE AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS.

Participation Agreement

(e)            EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN ANY COURT IN ANY JURISDICTION BASED UPON OR ARISING OUT OF OR RELATING TO THIS AGREEMENT.

11.9          Third-Party Beneficiary. This Agreement is not intended to, and shall not, provide any person not a party hereto (other than the Indenture Indemnitees (including the Related Note Holders) and the Lenders, each of which is an intended third party beneficiary with respect to the provisions of Section 7.1 (and, in the case of the Tax Indemnitees, Section 7.3), the persons referred to in Section 5.4.6, which are intended third party beneficiaries with respect to such Section) and the Lenders in respect of Section 7.2.2, which are intended third party beneficiaries with respect to such Section, with any rights of any nature whatsoever against any of the parties hereto and no person not a party hereto (other than the Indenture Indemnitees (including the Related Note Holders) and the Lenders, with respect to the provisions of Section 7.1 (and, in the case of the Tax Indemnitees, Section 7.3), the persons referred to in Section 5.4.6 with respect to the provisions of such Section), and the Lenders in respect of Section 7.2.2, which are intended third party beneficiaries with respect to such Section, shall have any right, power or privilege in respect of any party hereto, or have any benefit or interest, arising out of this Agreement.

11.10        Entire Agreement. This Agreement, together with the other Operative Agreements, on and as of the date hereof, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and all prior or contemporaneous understandings or agreements, whether written or oral, among any of the parties hereto with respect to such subject matter are hereby superseded in their entireties.

11.11        Further Assurances. Each party hereto shall execute, acknowledge and deliver or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things, in any case, as any other party hereto shall reasonably request in connection with the administration of, or to carry out more effectually the purposes of, or to better assure and confirm into such other party the rights and benefits to be provided under this Agreement and the other Operative Agreements.

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IN WITNESS WHEREOF, each of the parties has caused this Participation Agreement to be duly executed and delivered as of the day and year first above written.

OWNER:

WHEELS UP PARTNERS LLC

By:	/s/ Eric Cabezas
	Name:	Eric Cabezas
	Title:	Interim Chief Financial Officer

Participation Agreement

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, except as expressly provided herein, but solely as Mortgagee

By:	/s/ Andrew Walker
	Name:	Andrew Walker
	Title:	Assistant Vice President

WHEELS UP CLASS A-1 LOAN TRUST 2024-1

By:	Wilmington Trust, National Association, as Trustee

By:	/s/ Andrew Walker
	Name:	Andrew Walker
	Title:	Assistant Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, except as expressly provided herein, but solely as Subordination Agent

By:	/s/ Andrew Walker
	Name:	Andrew Walker
	Title:	Assistant Vice President

SCHEDULE 1
ACCOUNTS; ADDRESSES

Account for Payments	Address for Notices

Wheels Up Partners LLC	Account Holder Name: [***] Account Number: [***] ABA#: [***] Bank Name: [***] Bank Address: [***] Wire Memo ID: [***]	Wheels Up Partners LLC 2135 American Way Chamblee, GA 30341 United States of America Attention: Chief Legal Officer Email: legal@wheelsup.com Phone: (855) 359-8760

Wilmington Trust, National Association, Mortgagee	Wilmington Trust, NA (c/o M&T Bank) Address: 1100 North Market Street Wilmington, Delaware 19890-1605 SWIFT: MANTUS33 ABA: [***] A/C#: [***] A/C Name: [***] Attn: Andrew J. Walker

Wilmington Trust, National Association

Address: 1100 North Market Street

Wilmington, Delaware 19890-1605
United States of America

Attention: Corporate Trust Administration

Facsimile: (302) 636-4140

Email: ajwalker1@wilmingtontrust.com

Wilmington Trust, National Association, as Subordination Agent	Wilmington Trust, NA (c/o M&T Bank) Address: 1100 North Market Street Wilmington, Delaware 19890-1605 SWIFT: MANTUS33 ABA: [***] A/C#: [***] A/C Name: [***] Attn: Andrew J. Walker

Wilmington Trust, National Association

Address: 1100 North Market Street

Wilmington, Delaware 19890-1605
United States of America

Attention: Corporate Trust Administration

Facsimile: (302) 636-4140

Email: ajwalker1@wilmingtontrust.com

Wheels Up Class A-1 Loan Trust 2024-1	Wilmington Trust, NA (c/o M&T Bank) Address: 1100 North Market Street Wilmington, Delaware 19890-1605 SWIFT: MANTUS33 ABA: [***] A/C#: [***] A/C Name: [***] Attn: Andrew J. Walker

Wilmington Trust, National Association

Address: 1100 North Market Street

Wilmington, Delaware 19890-1605
United States of America

Attention: Corporate Trust Administration

Facsimile: (302) 636-4140

Email: ajwalker1@wilmingtontrust.com

SCHEDULE 1

schedule 2
COMMITMENTS

Applicable Trustee	Series of Equipment Notes
Wheels Up Class A-1 Loan Trust 2024-1	Series A-1

SCHEDULE 2

schedule 3
PERMITTED COUNTRIES*

Argentina	Luxembourg
Australia	Malaysia
Austria	Malta
Bahamas	Mexico
Barbados	Morocco
Belgium	Netherlands
Bolivia	Netherlands Antilles
Brazil	New Zealand
British Virgin Islands	Norway
Canada	Panama
Cayman Islands	Peru
Chile	Philippines
Colombia	Poland
Czech Republic	Portugal
Denmark	Republic of China (Taiwan)
Egypt	Singapore
Ecuador	South Africa
Finland	South Korea
France	Spain
Germany	Sweden
Greece	Switzerland
Guatemala	Thailand
Hong Kong	Trinidad and Tobago
Hungary	Turkey
Iceland	United Kingdom
India	Uruguay
Indonesia	Venezuela
Ireland
Italy
Jamaica
Japan
Jordan
Kuwait
Lichtenstein

* In each case, only if the Cape Town Treaty has been implemented, and is then effective, in such country.

SCHEDULE 3

exhibit a
FORM OF PARTICIPATION AGREEMENT SUPPLEMENT

PARTICIPATION AGREEMENT SUPPLEMENT

THIS PARTICIPATION AGREEMENT SUPPLEMENT dated __________, ____ (this “Participation Agreement Supplement”) is between (a) WHEELS UP PARTNERS LLC, a Delaware limited liability company (“Owner”), (b) WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity except as expressly provided in the Participation Agreement, but solely as Mortgagee (“Mortgagee”), (c) Wheels Up Class A-1 Loan Trust 2024-1, a statutory trust formed and existing under the laws of Delaware (the “Class A-1 Trust”), and (d) WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, except as expressly provided in the Participation Agreement, but solely as Subordination Agent (the “Subordination Agent”), and supplements that certain Participation Agreement dated as of November 13, 2024 (the “Participation Agreement”) between Owner, Mortgagee, the Class A-1 Trust and the Subordination Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Participation Agreement.

W I T N E S S E T H:

WHEREAS, the parties hereto have entered into the Participation Agreement, pursuant to which Owner may finance certain aircraft from time to time;

WHEREAS, the Participation Agreement provides for the execution and delivery of a supplement thereto substantially in the form hereof, which shall describe each aircraft to be financed thereunder; and

WHEREAS, the Owner desires to finance the aircraft described below pursuant to the Participation Agreement, subject to the terms and conditions thereof.

NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, each of the parties hereto hereby agrees as follows:

The Participation Agreement relates to the aircraft described on Schedule A hereto.

The aircraft described on Schedule A hereto shall constitute an “Aircraft” for all purposes of the Participation Agreement, subject to the definition thereof.

All of the terms and provisions of the Participation Agreement are hereby incorporated by reference in this Participation Agreement Supplement to the same extent as if fully set forth herein.

This Participation Agreement Supplement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

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EXHIBIT A

Participation Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement Supplement to be duly executed on the day and year first above written.

WHEELS UP PARTNERS LLC

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, except as expressly provided in the Participation Agreement, but solely as Mortgagee

By:
Name:
Title:

WHEELS UP CLASS A-1 LOAN TRUST 2024-1

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, except as expressly provided herein, but solely as Subordination Agent

By:
Name:
Title:

EXHIBIT A

Participation Agreement

Schedule A to

Participation Agreement Supplement

Description of Aircraft

[_____]

EXHIBIT A

PARTICIPATION AGREEMENT SUPPLEMENT

THIS PARTICIPATION AGREEMENT SUPPLEMENT dated November 13, 2024 (this “Purchase Assignment Supplement”) is between (a) WHEELS UP PARTNERS LLC, a Delaware limited liability company (“Owner”), (b) WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity except as expressly provided in the Participation Agreement, but solely as Mortgagee (“Mortgagee”), (c) Wheels Up Class A-1 Loan Trust 2024-1, a statutory trust formed and existing under the laws of Delaware (the “Class A-1 Trust”), and (d) WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, except as expressly provided in the Participation Agreement, but solely as Subordination Agent (the “Subordination Agent”), and supplements that certain Participation Agreement dated as of November 13, 2024 (the “Participation Agreement”) between Owner, Mortgagee, the Class A-1 Trust and the Subordination Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Participation Agreement.

W I T N E S S E T H:

WHEREAS, the parties hereto have entered into the Participation Agreement, pursuant to which Owner may finance certain aircraft from time to time;

WHEREAS, the Participation Agreement provides for the execution and delivery of a supplement thereto substantially in the form hereof, which shall describe each aircraft to be financed thereunder; and

WHEREAS, the Owner desires to finance the aircraft described below pursuant to the Participation Agreement, subject to the terms and conditions thereof.

NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, each of the parties hereto hereby agrees as follows:

The Participation Agreement relates to the aircraft described on Schedule A hereto.

The aircraft described on Schedule A hereto shall constitute an “Aircraft” for all purposes of the Participation Agreement, subject to the definition thereof.

All of the terms and provisions of the Participation Agreement are hereby incorporated by reference in this Participation Agreement Supplement to the same extent as if fully set forth herein.

This Participation Agreement Supplement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

*        *        *

IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement Supplement to be duly executed on the day and year first above written.

WHEELS UP PARTNERS LLC

By:	/s/ Eric Cabezas
	Name:	Eric Cabezas
	Title:	Interim Chief Financial Officer

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, except as expressly provided in the Participation Agreement, but solely as Mortgagee

By:	/s/ Andrew Walker
	Name:	Andrew Walker
	Title:	Assistant Vice President

WHEELS UP CLASS A-1 LOAN TRUST 2024-1

By: Wilmington Trust, National Association, as Trustee

By:	/s/ Andrew Walker
	Name:	Andrew Walker
	Title:	Assistant Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, except as expressly provided herein, but solely as Subordination Agent

By:	/s/ Andrew Walker
	Name:	Andrew Walker
	Title:	Assistant Vice President

Schedule A to

Participation Agreement Supplement

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